UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

---------------
FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 6, 2007

Commission file number: 000-27159

National Realty and Mortgage, Inc.
(Exact name of small business issuer as specified in its charter)

Nevada	65-0439467

(State or other jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or organization)

Daqing Hi-Tech Industry Development Zone
Daqing, Heilongjiang, Post Code 163316
People’s Republic of China
(Address of Principal Executive Offices)

86-459-604-6043
(Issuer's telephone number)

One N.E. First Avenue, Suite 306
Ocala, FL 34470
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐	Soliciting material pursuant to Rule14a-12 under the Exchange Act (17CFR240.14a-2)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR240.13e-4(c))

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This report contains forward-looking statements, which are included in our discussion of our operations, cash flows, financial position, economic performance and financial condition, including, in particular, future sales, product demand, the market for our products in the People’s Republic of China, competition, exchange-rate fluctuations and the effect of economic conditions include forward-looking statements.

Statements that are predictive in nature, that depend on or refer to future events or conditions or that include words like "expect," "anticipate," "intend," "plan," "believe," "estimate" and similar expressions are forward-looking statements. Although we believe that these statements are based on reasonable assumptions, including projections of orders, sales, operating margins, earnings, cash flow, research and development costs, working capital, capital expenditures and other projections, they are subject to risks and uncertainties, and therefore, we can give no assurance that the conditions described in these statements will be achieved. Our forward-looking statements are not guarantees of future performance, and actual results or developments may differ materially from the expectations expressed in the forward-looking statements.

As for forward-looking statements that relate to future financial results and other projections, actual results may be different due to the inherent uncertainty of estimates, forecasts and projections, and may be better or worse than projected. Given these uncertainties, you should not place any undue reliance on forward-looking statements in this report.

These forward-looking statements also represent our estimates and assumptions only as of the date that they were made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. You are advised, however, to consult any additional disclosures we make in our reports on Form 10-KSB, Form 10-QSB, Form 8-K, or their successors, which will contain updated disclosures required by law.

Information regarding market and industry statistics contained in this report is included based on information available to us which we believe is accurate. We have not reviewed or included data from all sources, and cannot assure stockholders of the accuracy or completeness of this data. Forecasts and other forward-looking information obtained from these sources are subject to the same qualifications and the additional uncertainties accompanying any estimates of future market size, revenue and market acceptance of products and services.

Explanatory Note

This Current Report on Form 8-K is being filed by National Realty and Mortgage, Inc. (the "Company") in connection with: (i) a reverse merger transaction which closed on June 6, 2007 in which the Company acquired all of the issued and outstanding capital stock of World Through Limited, a British Virgin Islands corporation (“WTL”) and (ii) a private placement financing transaction which closed on June 6, 2007 pursuant to Rule 506 of Regulation D promulgated under the Securities Act of 1933, as amended (the “Act”), in which the Company sold $6.7 million of its Series B Convertible Preferred Stock to two accredited investors.

WTL owns all of the stock of Sunway World Through Technology (Daqing) Co., Ltd., a company organized under the laws of the People’s Republic of China (the “PRC”)(“SWT”) which has a series of contracts with Daqing Sunway Technology Co., Ltd., a company organized under the laws of the PRC (“Sunway”), which give it control over Sunway’s business, personnel and finances as if it were a wholly owned subsidiary of SWT. Sunway cannot be a wholly owned subsidiary of SWT at this time (i) because of substantial uncertainty with respect to new laws which became effective on September 8, 2006 governing share exchanges with a foreign entity and (ii) because other than by share exchange, PRC law requires that Sunway be acquired for cash and WTL was not able to raise sufficient financing at a valuation acceptable to it to pay the full value for Sunway’s shares. A full description of the contracts between Sunway and SWT is set forth below in Item 2.01 under the heading “Contractual Arrangements between SWT and Sunway.”

Sunway is in the business of designing, manufacturing and selling logistic transport systems and medical dispensing systems and equipment. Its principal product is a pneumatic tube logistic transport system which is principally used by hospitals and other medical facilities. See "Business" in Item 2.01 of this Current Report below for a complete description of Sunway’s business.

As a result of the above transactions, the Company ceased being a shell company as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). See Item 5.06 of this Current Report below.

Throughout this Current Report, and unless the context otherwise requires, “we," "our" and "us" refers collectively to the Company and its subsidiaries, WTL and SWT, as well as Sunway.

Unless otherwise noted, all currency figures in this filing are in U.S.dollars. References to "Yuan" or "RMB" are to the Chinese Yuan (also known as the Renminbi). According to Xe.com as of June 12, 2007, $1.00 = 7.64285 Yuan.

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Background

Prior to June 6, 2007, we were a shell company, or a company with only nominal operations and assets. On June 6, 2007, we consummated (i) a reverse merger transaction, in which we acquired control over an operating company in the People’s Republic of China (“PRC”) and (ii) a private sale of our restricted stock, in which we received an aggregate of $6.7 million of financing. Through these transactions, we ceased to be a shell company and, through our subsidiaries, entered into the business of manufacturing and selling logistic transport systems in the PRC. The details of the transactions, and the agreements through which they were carried out, are described below. Each of the descriptions of the agreements below is qualified, in its entirety, by the text of the agreements which are annexed to this report.

Share Exchange Agreement

On June 6, 2007, we acquired WTL through a share exchange transaction with WTL and Rise Elite International Limited, a company incorporated under the laws of the British Virgin Islands (“Rise Elite”) and the owner of 100% of the outstanding voting stock of WTL (such shares, the “WTL Shares”; such transaction, the “Share Exchange”) In the Share Exchange, we received the WTL Shares from Rise Elite, and in exchange we issued and delivered to Rise Elite 210,886 shares of our newly-designated Series A convertible preferred stock (our “Series A Preferred”) each share of which is convertible into 60 shares of our common stock upon the consummation of the reverse stock split described below. The Share Exchange was effected pursuant to the terms of an agreement among the Company, WTL and Rise Elite executed on the date of the Share Exchange (the “Share Exchange Agreement”). A copy of the Share Exchange Agreement is attached as Exhibit 10.1 to this report.

As a result of the consummation of the Share Exchange Agreement, (i) the Company ceased to be a shell company as that term is defined in Rule 12b-2 under the Exchange Act, (ii) WTL is now a wholly-owned subsidiary of the Company, and (iii) through its newly-acquired subsidiary WTL, the Company now indirectly controls the business of Sunway.

In connection with the Share Exchange Agreement, some of the shares of Series A Preferred which are owned by Rise Elite were placed into escrow for the purpose of making a purchase price adjustment in the event that the Company does not meet certain earnings targets in the fiscal year ending December 31, 2007, as follows. If (i) our net income in 2007 is at least $7 million but less than $8 million and (ii) our earnings in 2007 are at least $0.37 per share, then we will deliver to Rise Elite 50,000 shares of our Series A Preferred in addition to the 210,886 shares already delivered. If (i) our net income in 2007 is at least $8 million but less than $9 million and (ii) our earnings in 2007 are at least $0.42 per share, then we will deliver to Rise Elite 100,000 shares of our Series A Preferred in addition to the 210,886 shares already delivered. If (i) our net income in 2007 is at least $9 million and (ii) our earnings in 2007 are at least $0.48 per share, then we will deliver to Rise Elite 166,667 shares of our Series A Preferred in addition to the 210,886 shares already delivered. In each case, if at the end of 2007 the Series A Preferred has already been converted into our common stock (as described below), then for every share of Series A Preferred that we would otherwise have delivered to Rise Elite, we will deliver to Rise Elite 60 shares of our common stock.

Series A Convertible Preferred Stock (“Series A Preferred”).

Each share of our Series A Preferred will be automatically converted into 60 shares of our common stock upon the completion of a planned 86.3505-for-one reverse stock split (the “Reverse Split”), which will occur when we file with the Secretary of State of the State of Nevada an amendment to our Articles of Incorporation effecting the Reverse Split. In case any party becomes entitled, under the terms of any of the agreements described in this Current Report, to receive shares of Series A Preferred after the Reverse Split, that party will receive 60 shares of our common stock for every share of Series A Preferred that it would otherwise have received.

Each share of our Series A Preferred has the right to 60 votes and may vote together with our common shares on all matters upon which stockholders are entitled to vote (except to the extent a class vote is required under Nevada law); has rights to receive dividends and to receive liquidation distributions similar to those of our common stock; and has rights to adjustment of the number and amount of dividends and distributions it is to receive, in order to preserve these rights in case of a merger or other change of control of the Company. These and all other details of our Series A Preferred are set forth in a Certificate of Designations, which we filed with the Secretary of State of the State of Nevada on May 31, 2007, and which forms a part of our Articles of Incorporation. The Certificate of Designations for our Series A Preferred is attached to this report as Exhibit 3.4.

Series B Convertible Preferred Stock Purchase Agreement (the “Preferred B Agreement”) and Series B Preferred Convertible Stock.

Under the Preferred B Agreement, on June 6, 2007, for a total purchase price of $6.7 million, we sold to Vision and Columbia China Capital Group, Inc. a total of 165,432 shares of our newly-designated Series B Convertible Preferred Stock (our “Series B Preferred”). Subject to certain restrictions, each share of Series B Preferred is convertible, at the option of the holder, into 30 shares of our common stock at any time after the occurrence of an 86.3035-for-one reverse stock split (described below). In total, the Series B preferred are convertible into 4,962,963 shares of our common stock and will represent, when fully converted, approximately 20.6% of the Company's outstanding common stock at that time.

The voting rights of the Series B Preferred are limited to those required by the law of the State of Nevada. Therefore, shares of Series B Preferred do not vote together with our common shares on matters upon which stockholders are entitled to vote, but are entitled to vote only to the extent a class vote is required under Nevada law.

The Series B Preferred have liquidation rights senior to those of our common stock and our Series A Preferred. In the event of a liquidation of the Company, holders of Series B Preferred are entitled to receive a distribution equal to $40.50 per share of Series B before holders of our common stock and our Series A preferred receive any distribution. The rights, limitations, and other terms of the Series B Preferred are set forth in a Certificate of Designations, which we filed with the Nevada Secretary of State on May 31, 2007, and corrected on June 1 and June 4, 2007, and which forms part of our Articles of Incorporation. The Certificate of Designations for the Series B Preferred is attached to this report as Exhibit 3.5.

The Preferred B Agreement also calls for us to obtain the listing of our common stock on the Nasdaq market or the American Stock Exchange by December 31, 2008. If we fail to obtain this listing by that time, Rise Elite will be required to transfer a total of one million shares of our common stock to Vision and Columbia as a penalty (the “Listing Penalty Shares.” The Preferred B Agreement is attached to this report as Exhibit 4.1.

Warrants

Also under the Preferred B Agreement, the Company sold five series of warrants, Series A, B, J, C and D, to purchase an aggregate of 4,962,963, 2,481,481, 4,496,644, 4,962,963 and 2,248,322 shares of the Company's common stock, respectively. Each of the Series A, B, C and D warrants will expire on June 5, 2012. The Series J warrants will expire on June 5, 2008. The Series C and D warrants are exercisable only upon the exercise of the Series J warrants. The warrant exercise prices are: $1.76 (Series A), $2.30 (Series B), $1.49 (Series J), $1.94 (Series C) and $2.53 (Series D).

Also under the Preferred B Agreement, we agreed to enter into a Registration Rights Agreement, which is described below.

Shell Purchase Agreement

Also on June 1, 2007, we entered into a securities purchase agreement (the “Shell Purchase Agreement”) with Vision Opportunity Master Fund, Ltd., a Cayman Islands corporation (“Vision”), Rise Elite, our then-current directors Richard Astrom and Christopher Astrom, and the holders of outstanding convertible debentures of the Company described below, under which Rise Elite and Vision together paid a total of $675,000 in cash, and in exchange (i) Rise Elite acquired the right to nominate all members of our Board of Directors, (ii) Vision acquired the outstanding convertible debentures of the Company, payable by us in the amount of $199,202, from its holders (the “Shell Purchase”) and the holders of the Company’s outstanding Series A Common Stock agreed to return it to the Company to be cancelled. The Shell Purchase closed on June 6, 2007. A copy of the Shell Purchase Agreement is attached as Exhibit 10.2 to this report.

Prior to June 1, 2007, we had two officers and directors: Richard Astrom, who served as Director, President and Chief Executive Officer, and Christopher Astrom, who served as Director, Vice President, Secretary and Chief Financial Officer. Under the terms of the Shell Purchase Agreement, we agreed to appoint Rise Elite’s appointees to our board of directors, and our then-current directors agreed to resign their positions as directors and officers. On June 1, 2007, (i) both Richard Astrom and Christopher Astrom resigned from all officer positions with the Company effective immediately, (ii) Christopher Astrom resigned from our board of directors effective immediately, and (iii) Richard Astrom resigned from our board of directors effective ten days after the filing and dissemination of an information statement on Schedule 14f-1 regarding the change of directors, which we filed with the SEC on June 4, 2007. At the same time as those resignations, (i) Mr. Liu Bo, an appointee of Rise Elite, was appointed to our board of directors and made President and Chief Executive Officer of the Company effective immediately, (ii) Mr. David Wang, an appointee of Rise Elite, was made Secretary and Chief Financial Officer of the Company effective immediately, and (iii) Mr. Liang Deli, an appointee of Rise Elite, was appointed to our board of directors effective upon the effectiveness of the resignation from the board of directors of Richard Astrom.

Rise Elite’s appointees to our board of directors and to officer positions, Liu Bo, David Wang and Liang Deli, serve as officers and directors of Rise Elite, as well as of WTL and Sunway.

Securities Escrow Agreement

Under the terms of a Securities Escrow agreement that we entered into with Vision, Rise Elite, and Loeb & Loeb LLP, as escrow agent, simultaneous with the Share Exchange Agreement, Rise Elite agreed to have 99,383 of the 210,886 shares of Series A Preferred issued to it under the Share Exchange Agreement held in escrow, which shares it will either receive or forfeit to Vision and Columbia China Capital Group, Inc. (“Columbia”) depending on the financial performance of the Company in 2007 and 2008, as set forth below. This escrow arrangement serves both (i) to provide incentives for Rise Elite, a company now closely affiliated with us, to work to achieve our strong financial performance, and (ii) to provide the investors in our private financing, Vision and Columbia, with a benefit in case the performance of the Company, and therefore the value of their investment, should fall.

The earnings thresholds are, for 2007, earnings per share of $0.32 and net income of $6 million, and for 2008, earnings per share of $0.48 and net income of $9 million.

If the Company’s earnings per share for 2007 are less than 50% of the 2007 threshold, then 62,037 shares of Rise Elite’s Series A Preferred will be forfeited to Vision and Columbia. If the Company’s earnings per share for 2007 are at least 50% but less than 95% of the 2007 threshold, then between 6,652 and 46,528 of Rise Elite’s Series A Preferred will be forfeited to Vision and Columbia, with greater earnings per share corresponding to a smaller number of forfeited shares. If the Company’s earnings per share for 2007 are at least 95% of the 2007 threshold, then all of Rise Elite’s escrowed Series A Preferred will remain in escrow.

If the Company’s earnings per share for 2008 are less than 50% of the 2008 threshold, then 82,716 shares of Rise Elite’s Series A Preferred will be forfeited to Vision and Columbia. If the Company’s earnings per share for 2008 are at least 50% but less than 95% of the 2008 threshold, then between 4,136 and 41,358 of Rise Elite’s Series A Preferred will be forfeited to Vision and Columbia, with greater earnings per share corresponding to a smaller number of forfeited shares. If the Company’s earnings per share for 2008 are at least 95% of the 2008 threshold, then all of Rise Elite’s escrowed Series A Preferred will be delivered to Rise Elite.

Registration Rights Agreement

On June 6, 2007, pursuant to the Preferred B Agreement, we entered into a Registration Rights Agreement with Vision and Columbia, under which we agreed to file with the SEC and maintain the effectiveness of a registration statement, on Form SB-2, for our common shares issued upon conversion of our Series B Preferred. The deadline for filing the registration statement is 30 days after the closing of the private financing, or approximately July 6, 2007. The deadline for obtaining the effectiveness of the registration statement is either (i) 120 days after the filing deadline, or (ii) if the SEC performs a full review of the registration statement, 150 days after the filing deadline, or (iii) if the SEC provides comments solely on the basis of Rule 415 under the Securities Act, 180 days after the filing deadline. The agreement calls for us to maintain the effectiveness of the registration statement until either all shares registered under it have been sold or all shares registered under it may be sold without restrictions under Rule 144 under the Securities Act. If we are unable to register all of the agreed common shares under the registration statement based on the limitations of Rule 415 under the Securities Act, the agreement provides that we will use our best efforts to obtain the registration of the additional shares when we are able to do so. If we do not obtain and maintain the effectiveness of the registration statement for reasons other than the limitations of Rule 415, or if our common stock is de-listed from the National Association of Securities Dealers’ over-the-counter Bulletin Board, then under the terms of the agreement we are required to pay to Vision and Columbia an amount equal to one percent of their initial investment in the Series B Preferred, or approximately $67,000, each month until effectiveness is obtained or listing is restored, with a cap of ten percent of their initial investment, or approximately $670,000.

The registration rights agreement also calls for us to file with the SEC and maintain the effectiveness of a registration statement on Form SB-2 for (i) our common stock to be issued upon exercise of our Series A, B, J, C and D warrants, (ii) our common stock to be issued upon conversion of the Series A Preferred that will be either released to Rise Elite or forfeited to Vision and Columbia under the Securities Escrow Agreement, and (iii) the Listing Penalty Shares described in the description of the Preferred B Agreement above, if any. If we are unable to register all of these common shares under the registration statement based on the limitations of Rule 415 under the Securities Act, the agreement provides that we will use our best efforts to obtain the registration of the additional shares when we are able to do so.

These and all the other details of the registration obligations of the Company are set forth in the Registration Rights Agreement, which is attached to this report as Exhibit 4.2.

Lock-Up Agreement

On June 1, 2007, we entered into an agreement with Rise Elite under which, in partial consideration for our entering into the Share Exchange Agreement, Rise Elite agreed that (i) it will not sell or transfer any shares of our common stock, Preferred Series A or Preferred Series B until at least 18 months after the effective date of the Registration Statement, and (ii) it will not sell or transfer more than one-twelfth of its total holdings of our common stock, Preferred Series A or Preferred Series B during any one month until at least 24 months after the effective date of the Registration Statement. The lock-up agreement is attached to this report as Exhibit 4.3.

Placement Agent Engagement Agreement

On September 1, 2006, an affiliate of Sunway, Daqing Sunway Group, entered into an agreement with Kuhns Brothers, Inc., under which, in exchange for compensation described below, Kuhns Brothers agreed to provide financial advisory and other services to Sunway Group, including assistance in identifying a shell company that was an appropriate target for a reverse merger transaction through which Sunway could become a public company. Pursuant to that agreement, Kuhns Brothers worked to identify the Company (before the transactions discussed in this report) as an appropriate shell-company target for a reverse merger for Sunway and to facilitate the reverse merger and private financing transactions described in this report. The compensation to Kuhns Brothers under the terms of the agreement consists of the following: (i) a signing fee of $50,000 payable by Sunway within 30 days of the signing of the agreement; (ii) a documentation fee of $35,000, payable by Sunway, relating to the preparation by Kuhns Brothers of informational materials relating to Sunway; (iii) a shell purchase fee of $120,000 payable by the Company, upon the closing of the Shell Purchase, from the proceeds of the private financing; (iv) a financing fee, payable upon the closing of the private financing, equal to 10% of the amount of the financing, or $670,000, plus warrants to purchase 496,296 shares of common stock of the Company at $1.62 per share, or 120% of the effective purchase price per common share of the private financing; (v) a financing fee equal to 10% of the proceeds to the Company of each exercise of warrants by any holder of the Company’s warrants, payable upon exercise of those warrants; (vi) a merger and acquisition fee for subsequent merger or acquisition activity assisted by Kuhns Brothers; (vi) additional fees for any other merger or acquisition equal to 5% of the first five million dollars in value of the acquisition, and 4%, 3%, 2% and 1%, respectively, of the next four successive five-million dollar increments of value of the acquisition; (vii) a fee of $10,000 per month from the September 2006 signing of the engagement agreement until the closing of the private financing; and (viii) a fee of $10,000 per month for 24 months after the closing of the private financing. In addition to these fees, Sunway is subject to penalties in the event that during the first two years after the closing of the private financing, they use the services of any private placement agent or similar entity other than Kuhns Brothers to complete additional financing.

Under the engagement agreement, Kuhns Brothers has the right, in its discretion, either to name a representative to the board of directors of Daqing Sunway Group or to name an observer with rights to observe meetings of and receive information relating to meetings of the board of directors of Daqing Sunway Group.

The placement agent agreement is attached to this report as Exhibit 10.4.

There is no relationship among any of Kuhns Brothers and its affiliates and the Company and its affiliates.

PRC Restructuring Arrangements

Immediately following the above transactions, but on the same date, SWT executed a series of agreements with Sunway, as a result of which SWT acquired control over Sunway’s business, personnel and finances as if it were a wholly owned subsidiary of SWT (collectively, the "Restructuring Agreements"). The reasons that SWT used the Restructuring Agreements to acquire control of Sunway, instead of using a complete acquisition of Sunway's assets or equity to make Sunway a wholly-owned subsidiary of SWT, are that (i) new PRC laws governing share exchanges with foreign entities, which became effective on September 8, 2006, make the consequences of such acquisitions uncertain and (ii) other than by share exchange, PRC law requires that Sunway be acquired for cash and WTL was not able to raise sufficient financing at a valuation acceptable to it to pay the full appraised value for Sunway’s shares as required under PRC law.

Certain of the transactions contemplated by the Restructuring Agreements are in the process of being completed: (i) SWT must complete a PRC registered capital verification process, (ii) after such capital verification process, SWT must transmit to Sunway the full purchase price for the intellectual property to be purchased by it and the principal amount of a loan made under the Restructuring Agreements, (iii) SWT must apply for, and obtain the approval of the trademark office, patent office and copyright office for, the transfer of intellectual property to it from Sunway, and (iv) SWT must obtain a new business license from the PRC State Administration for Industry and Commerce in Daqing, PRC to reflect SWT's status as an operating company. We anticipate that the capital verification process will be completed within approximately 15 days. Because the intellectual property transfer involves the approval of PRC governmental entities, we cannot say with certainty when they will be completed; however, we believe that the patent and copyright portions of the intellectual property transfer are likely to be concluded within approximately three months, and the trademark portion of the intellectual property transfer is likely to be concluded within one year, after the date of this report. SWT currently has a temporary business license, issued by the PRC State Administration for Industry and Commerce in Daqing, to conduct operations in the PRC. If the capital verification process is not completed within three months from the issuance of that license, approximately one month from the date of this report, the temporary business license could be cancelled.

The following is a summary of the material terms of each of the Restructuring Agreements, the English translation of each of which is annexed as an exhibit to this Current Report. All references to the Restructuring Agreements and other agreements in this Current Report are qualified, in their entirety, by the text of those agreements.

Consignment Agreements and Consignment Transfer Agreement

Each of Sunway’s six shareholders, together holding 100% of Sunway’s equity interests (collectively, the “Sunway Shareholders”), entered into a Consignment Agreement with Rise Elite (each a “Consignment Agreement” and collectively, the “Consignment Agreements”). Pursuant to these agreements, each such Sunway Shareholder consigned all its rights and interests as a shareholder of Sunway to SWT, including without limitation, its rights to elect directors and officers, obtain information about Sunway, dispose of the consigned equity interests and other shareholder rights and interests. These agreements will remain effective until SWT or its designees have acquired 100% of the equity interest of Sunway or substantially all assets of Sunway. Prior to the termination of the Consignment Agreements, the Sunway Shareholders are prohibited from disposing, encumbering, consigning or restructuring the consigned interests without the prior written consent of SWT. Pursuant to a Consignment Transfer Agreement dated the same date, Rise Elite transferred all its rights and interests under the Consignment Agreements to WTL.

Exclusive Purchase Option Agreement

Under the Exclusive Purchase Option Agreement, the Sunway Shareholders granted WTL an exclusive option to purchase all or part of the Shareholders’ equity interest in Sunway and Sunway granted WTL an exclusive option to purchase all Sunway’s assets, when and as permitted under PRC laws and regulations. The agreement provides that, unless otherwise required under PRC laws and regulations, the consideration for the equity transfer or the asset transfer under the agreement will be the lowest price permitted under the PRC laws and regulations.

Prior to the termination of the Exclusive Purchase Option Agreement, without the prior written consent of SWT, Sunway is restricted from, among other things, (i) supplementing or amending its articles of association or rules of the company in any manner, and changing its registered capital or shareholding structure in any manner, (ii) transferring, mortgaging or otherwise disposing of the lawful rights and interests to and in its assets or income, or encumbering its assets and income in any way that would affect SWT’s security interest, (iii) incurring, assuming or guaranteeing any debts except those that are incurred during its normal business operation or agreed to by SWT in advance, (iv) entering into any material contract (exceeding RMB5,000,000 in value), unless it is necessary for the company’s normal business operation; (v) providing any loan or guarantee to any third party; (vi) acquiring or consolidating with any third party, or investing in any third party; (vii) distributing any dividends to the shareholders in any manner, and, at SWT’s request, shall promptly distribute all distributable dividends to the Sunway Shareholders (collectively, the “restrictive provisions”).

These agreements will remain effective until SWT or its designees have acquired 100% of the equity interests of Sunway or substantially all assets of Sunway.

Intellectual Property Transfer Agreement

Under the Intellectual Property Transfer Agreement, Sunway agreed to transfer to SWT all of its 13 patents, two trademarks, one licensed software and other intellectual property rights, and all rights, titles, related interests thereto, including all technical instructions, drawings, designs, and other documentation (collectively, the “Transferred IP”) for a purchase price of 5,000,000 yuan (or approximately $654,108, which is subject to a purchase price adjustment based on the minimum appraised value on IP rights allowed under PRC laws and regulations for such transfer. This appraisal is expected to be completed in 15 days.

Intellectual Property Licensing Agreement

Under the Intellectual Property Licensing Agreement, SWT agreed to grant an exclusive license to Sunway, for a term of 5 years, to use the Transferred IP for an annual licensing fee equal to 5% of Sunway’s revenue of that year.

Consigned Management Agreement.

Pursuant to this consigned management agreement between SWT, Sunway and the shareholders of Sunway (the "Consigned Management Agreement"), SWT and its shareholders agreed to entrust the business operations of Sunway and its management to SWT until SWT acquires all of the assets or equity of Sunway (as more fully described in the Exclusive Option Agreement below). Under the Consigned Management Agreement, SWT will provide financial, technical and human resources management services to Sunway which will enable SWT to control Sunway's operations, assets and cash flow. In turn, it will be entitled to 3% of Sunway’s revenue on a yearly basis.

Loan Agreement

Under the Loan Agreement, SWT agreed to provide a loan to Sunway in the principal amount of 40,400,000 yuan (or approximately $___) to Sunway to be used as working capital for its business operations. Repayment should be made in its entirety or in part, at SWT’s option and upon 10 days written notice, either (i) in cash, or (ii) by a transfer of equity interests of Sunway or all its assets (at the minimum price allowed under PRC law with any excess over such price continued to be subject to repayment obligation under the Loan Agreement). The Loan Agreement also provides restrictive provisions substantially similar to those provided under the Exclusive Purchase Option Agreement as described above under “Exclusive Purchase Option Agreement” in this Section.

The source of funds for SWT to make payment under the Intellectual Property Transfer Agreement and to fund the Loan Agreement is the proceeds of the private placement offering described in Sections 1.02 3.02 of this report.

Equipment Lease Agreement

Under the Equipment Lease Agreement, SWT agreed to lease all its equipment to be purchased using the proceeds from the private financing to Sunway in exchange for an annual rental fee equal to 28% of its annual revenue.

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

As a result of the share exchange and reverse merger transactions described above, we ceased being a shell company as that term is defined in Rule 12b-2 and, through our newly-acquired subsidiary WTL and the companies it controls, entered into the business of manufacturing and selling logistic transport systems in the PRC. That business and the nature of our control over it are described in this section.

(Although the Company’s previous management did not previously indicate that the Company was a “shell company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Company’s new management believes that the Company, prior to the Share Exchange Agreement, qualified as a shell company. See Item 5.06 of this report for more information.)

Our Corporate Structure

Our current corporate structure is set forth below:

Contractual
Arrangement

Organizational History of Rise Elite International Limited, World Through Limited, Sunway World Through Technology (Daqing) Co., Ltd. and Daqing Sunway Technology Co., Ltd.

Organizational History of WTL, SWT and Sunway

Rise Elite International Limited (“Rise Elite”) was incorporated on August 10, 2006 in the Territory of the British Virgin Islands by the shareholders of Sunway, including, Liu Bo,  Zhao Qichao, Li Jing, Liang Deli, Ma Guohua and Sun Weishan. On August 16, 2006, Rise Elite incorporated WTL as its wholly-owned subsidiary. On February 15, 2007, WTL formed SWT under the PRC law. Prior to the Reverse Merger Transaction, none of Rise Elite, WTL or SWT had any business operations, assets or liabilities, apart from fundraising activities for Sunway and serving as Sunway’s holding companies.

Sunway was initially formed as a limited liability company in the PRC under the name of Daqing Development Zone Sunway Co., Ltd. by Mr. Liu Bo and Daqing Hi-Tech Industry Develop Zone Hi-Tech Development Company, holding 54% and 46% of the equity interests in Sunway, respectively. The registered capital of Sunway was RMB 12,000,000. On January 8, 1999, Daqing Hi-Tech Industry Develop Zone Hi-Tech Development Company transferred its 46% interest in Sunway to Mr. Liu Bo and several other individuals pursuant to a share transfer agreement by and among them. On June 22, 2000, Sunway’s registered capital was increased to RMB 27,000,000. On August 30, 2000, Sunway was changed from a limited liability company to a joint-stock company and increased its registered capital to RMB 35,000,000. The following director and executive officers of the Company, each of which serves as part of the management of Sunway, hold an aggregate of 90.9% of Sunway’s equity, which, as explained below under the heading “Contractual Arrangements between SWT and Sunway,” has been pledged to SWT along with irrevocable proxies. Set forth below is the percentage of ownership interest in Sunway owned by each of the members of the board of directors and executive officers of the Company:

Name	Position	Ownership Percentage
Liu Bo	CEO, Director, Chairman of the Board	70.39%

Liang Deli	Director (10 days after Schedule 14F-1 mailing)	7.66%

David Wang	Secretary and CFO

Total		78.05%

Overview of Our Business

As a result of the consummation of the Reverse Merger Transaction, we are now engaged in the business of designing, manufacturing and selling logistic transport systems and medical dispensing systems and equipment. Our principal product is a pneumatic tube logistic transport system used in hospitals and other medical facilities. We recently developed an automatic medicine dispensing and packing system, which we introduced to the market in May 2007 for use in hospitals and medical facilities.

During the fiscal years ended December 31, 2006 and December 31, 2005, we believe that our medical transport systems held approximately 50% of the market share for such systems among hospitals and medical facilities in the PRC. We are marketing our medicine dispensing system to hospitals and medical facilities in the PRC, including our existing customers for our medical transport system. We sell our products both directly, through our sales employees, and indirectly through thirteen independent sales agents. Our sales network covers Beijing, Shanghai and eleven other provinces in the PRC.

  We generate our revenues from sales in two product types: Type A workstations and Type B workstations, which have the same function and price but with different product designs. Having two types of workstations enables us to provide more options and flexibility to our customers to accommodate their aesthetic taste, space restrictions and other requirements. The following table presents, for the periods indicated, selected operating data for Sunway:

	At and for the 3 months ended March 31,	At and for the year ended December 31,
	2007	2006	2005
Total Sales for Type A Workstation	$1,130,804	$6,149,169	$2,233,860

Total Sales for Type B Workstation	$1,406,761	$2,764,970	$2,813,505

Cost of Sales for Type A Workstation	$262,186	$1,666,407	$532,728

Cost of Sales for Type B Workstation	$343,957	$720,589	$757,958

Number of Customers	20	65	43

Our total sales of workstations in 2004, 2005 and 2006 were 785, 1105 and 1930 units, respectively, representing an increase of 40.76% in 2005 and 74.66% in 2006.

Our cost of sales consists of material, direct labor and manufacturing costs.

Our yearly business cycle is subject to seasonal effects resulting from the occurrence of western and traditional Chinese new years in January and February, which limits our sales in those months. Therefore our sales growth during the first quarter of each calendar year comes entirely from sales recorded in March. These seasonal effects are discussed in greater detail in the Management’s Discussion and Analysis section below.

Description of Our products and Services

Medical Transport Systems

Our principal product has been the SUNTRANS-160 pneumatic tube transport system (“PTS”) used in hospitals and medical facilities. Pneumatic tube material transport systems are used in over 140 countries throughout the world with many of the systems used in hospitals and medical facilities. Our annual PTS sales in 2004, 2005 and 2006 were 785, 1105 and 1930 units (each unit consists of one workstation in a PTS), respectively. The average price of our PTS is approximately $130,000 (consisting of 30 workstations on average).

Our PTS transports small materials weighing up to five kilograms in capsules at high-speed through a network of tubing and transfer units that connect hundreds of working departments of a hospital, including nurse stations, operation departments, medicine dispensing centers, testing centers and disinfection stations, each designated as a user workstation. The high speed transmission of the materials in the tubing network is through pneumatic air flow powered by air compressors and the path of a capsule can be switched and redirected through transfer units. Typical applications for our PTS are the transport of items from a user workstation to another user workstation at a users’ request.

Our PTS provides two-way carrier travel between send/receive user workstations through a single interconnecting tube. It can deliver anything that fits in a capsule to a remote location - even on different floors or in other buildings - in a few seconds at speeds up to 8 meters per second on a stream of compressed air in the transmission tubes. Capsules can be transmitted up to 1,800 meters horizontally and 120 meters vertically. Each pneumatic tube transport system can have up to eight sub-systems with up to 64 send/receive workstations under control by each sub-system.

The control units for user workstations and transfer units contain self-diagnostic and troubleshooting software. When an operating error occurs, the applicable control unit will send error message to each user workstation and the system control center. When a receiving user workstation malfunctions, the system will automatically return the transmission carrier to its originating user workstation.

A PTS primarily consists of send/receive user workstations, transfer units, tubing network, capsules, air compressors, system blower and system control centers.

User Workstations

User Workstations are combined sending and receiving units that send and receive capsules carrying the items transported. Each workstation has an easy-to-use control panel equipped with a 5-inch LCD screen. It displays the real-time operating status of all workstations, capsules, transfer units and air compressors throughout a PTS and also monitors capsules in transit, indicates the sequence of transport requests and displays destinations of a transport. It has a heightened security system that can discern and prevent the entry of any foreign items that are not requested to be transported by the system. Each workstation has a voice function that announces the arrival of a capsule as well as its originating workstation. When error occurs in one user workstation, such user workstation can automatically shut down without interfering with the operation of other user workstations.

Transfer Units

Transfer units are switching devices used at branching points in a tubing system to direct and redirect the path of a capsule from one route into another route until it gets to its final destination.

Tubing network

The tubing and bends in a PTS are made from strong, lightweight, non-corroding, dent-resistant U-PVC that can withstand adverse exterior weather conditions as well as a numerous harsh conditions between buildings, through existing utilities and underground. Generally, the diameter of a straight tube is 160mm and the radius of a bend is 850 mm and the tube wall is 3.2mm thick.

System Control Centers

A system control center consists of one computer that controls the control units of all other components of the PTS connected through communication cables, and it configures the sub-systems, monitors system operations and troubleshoots system errors. It has a graphical user interface, dynamic system monitoring and administration, real-time tracking of capsules, event reporting and self-diagnostic systems and a security system to prevent unauthorized use. The system control centers can also store current and historical transport data and instructions entered into the system, which can be retrieved for research and other purposes. In the event of a system shut-down due to a blackout, the system can resume operation without loosing any data or instructions and complete transport requests given prior to the shut-down when the power supply resumes.

Capsules

Capsules are the transporting “vehicle” for medical items within the hospital. A capsule is a tube-like bottle made from transparent plexiglass with leak-resistant caps at both ends. Each capsule can carry a load weigh up to five kilograms.

Air Compressors and System Blower

Air compressors and the system blower compress and pressurize air which creates pneumatic force that moves capsules through the tubing system.

Execution and Transmission Flow of a Transport Request

A transport request is typically executed as follows: At an originating user workstation, a user places the item to be transmitted in a capsule and puts the capsule in the input basket of the originating user workstation. The user then enters a transmission request on the control panel of the workstation for the capsule to be delivered to another designated user workstation. The request will then be transmitted to the system control center. Upon receipt of the transmission request, the system control center will check whether there is any item currently in transit in the applicable route. If not, the system control center will instruct the originating user workstation to allow the capsule to enter the tube. Upon the capsule’s entry into the tube, the air compressor and system blower will be turned on. The system blower will provide vacuum to suck the capsule into the transfer unit and the transfer unit will then switch to the path leading to the destination workstation. The system blower will then provide positive pressure in the tube that will carry the capsule to its destination. Upon arrival of the capsule at the destination workstation, the destination workstation will automatically release the capsule into its output basket. At the same time, the destination workstation will make a voice announcement to alert the arrival of the capsule and the system control center records and stores all the information regarding the transport operation.

Installation

Send/receive workstations with built-in air compressors can sit on desks or tables, or mount easily in a minimum of space on walls, building columns, or any convenient flat surface, without using prime locations. Tubing may be installed indoors or outdoors and fire prevention measures can be added. Our outdoor installation utilizes antifreeze and is waterproof. Tubes can be installed through floors and walls with fireproof insulation casing.

Our PTS has two types: Type A Workstations and Type B Workstations. The two types of workstations are priced the same with similar functions. The differences between the two types lie in the mechanism of sending and receiving items as well as size and method of installation. Having two types of workstations enables us to provide more options and flexibility to our customers to accommodate their aesthetic taste, space restrictions and other requirements.

Medicine Dispensing Systems

We have developed a new medicine dispensing system (“SADP”) primarily for hospital use, which we launched commercially in May 2007. Our SAPD is a computerized system that can automatically fill medical prescriptions for oral medications in single or multiple dosages with high efficiency. Based on the prescriptions entered into the system by pharmacists, the system automatically dispenses and packages the prescribed amount of medication with printed labels that provides a patient’s name, location in the hospital, hospital bed identification, name of medication, quantity of medication and instructions for taking the medication. The prescription information can be stored in medicine dispensing system for up to one year for future reference. Each medicine dispensing system is connected with hospital computer network and can retrieve information from the network when necessary. Our SADP is capable of dispensing and packaging up to 60 prescriptions in one minute and can fill the prescriptions and package medication for 500 patients based on three doses per day in approximately 30 minutes.

Each of our SADPs has the capacity to house between 240 to 500 medicine storage bins, which allows for the dispensing and packaging of between 240 and 500 different types of medication at any given time. Each medicine storage bin has a CPU which controls the precise dosage dispensed in accordance with the prescription. The interior of the medicine storage bins are specifically designed to hold different types of medications based on the specifications provided by hospitals. Our SADP also comes with a back-up medicine bin which can house up to 40 different types of medications. When a medication that is not stored in any of the storage bins is prescribed or if a non-standard dosage of a medication is prescribed (for example, one-half of a tablet may be prescribed), a pharmacist can mix and prepare the medication and place it in the back-up medicine bin for dispensing by our SADP system together with the rest of the prescribed medication.

The central control system controls of an SADP monitors the operating status of each storage bin. It also automatically recognizes and tracks the locations to which each medication was transmitted and the quantities of medication in each bin. Pharmacists can give operate the SADP with its touch screen.

Medical treatment mistakes are often caused by human errors made by medical professionals in prescribing and dispensing medicine because of lack of historical information on patients and the medication that the patients have been taking. We believe that the SAPD, which retains information about patients medications can help reduce the number of such errors. In Europe and the United States, approximately 80% of hospitals already use some form of automatic drug dispensation system. However, the use of such systems has just started in the PRC.

Manufacture and Quality Control

We manufacture the main components of our products, such as tube diverters and pneumatic direction diverters, in our own facility. We outsource the manufacturing of certain other parts such as workstations. We assemble all the components and parts into finished products. In choosing our suppliers, we focus on the quality of raw material supplied. We conduct our manufacturing procedures and quality testing based on ISO9000 Quality Standard and ISO Environmental Standards. In August 2004 we received ISO9000 certification.

We provide a standard 12-month product warranty to our customers. During the warranty period, we replace defective products for our customers without charge.

Our Product/Marketing Strategy

Our product/marketing strategy focuses on using our human resources and intellectual capital to design new and better hardware and software products with a variety of applications for many markets. Currently, we are focused on logistics products for the hospital and medical markets, but believe that we can expand into other markets.

Implementing our product/marketing strategy involves the following:

Expand and Strengthen Our Product Lines. Currently, we offer two main products: medical transport systems and medical dispensing systems. We hope to leverage the existing technologies that we own and our technical expertise to expand our product offerings in developing new logistics products and new medical and hospital products.

Expand and Strengthen Our Markets for our Current Product Lines in the PRC and then outside of the PRC. Our medical transport systems and medical dispensing systems are designed principally for hospital use. Currently, we are conducting research and development to expand the use of our products in banks, industrial companies and office buildings. We believe that our low cost structure that comes with operating in the PRC can allow us to expand into other countries and successfully compete based on our cost and price advantages.

Expand and Strengthen Our Distribution Network in the PRC and then outside of the PRC. We own the technologies used in our existing products, and therefore, our cost of sales and the prices for our products are lower than those of other companies which must pay licensing fees and royalties. As result, we have been able to capture significant market share in the PRC (approximately 50% of hospitals and medical facilities that use pneumatic tube systems). In order to leverage this strength, we will seek to build our own distribution service centers in strategic locations in the PRC.

Sales and Marketing

We sell our products directly through our sales employees and indirectly through independent sales agents. As of the date of this report, we have thirteen independent sales agents covering Beijing, Shanghai, Guangzhou and 11 other provinces, and five sales employees. Our sales agents purchase products from us and resell them at higher prices.

Materials and Suppliers

The principal supplies purchased for our business are composite panels, aluminum frames, micro processors and other IC chips, power supplies, LCD panels, fans, U-PVC tubes and equipment chassis. Except for LCD panels, which we purchase from Truly Semiconductors Limited, a Japanese manufacturer, we have at least two suppliers for each of the supplies we purchase for our business. We generally have long-term relationships with our suppliers but no written contracts with them as the materials we need are generally available in the market.

Customers

Our customers are primarily hospitals and medical appliance companies. The following table presents, for the periods indicated, our largest customers by revenue:

	Percentage of Sales
		Fiscal year ended December 31,
Customers	3 months ended March 31, 2007	2006	2005

Kun Min Wei Shi Science and Technology Development Co., Ltd.	15.5%	13.9%

Wu Han De Hu Medial Appliance Co., Ltd.	12.6%
Guang Zhou Wei Xun Science and Technology Co., Ltd.		10.1%

Heilongjiang Xintian Wu Ye (Group) Co., Ltd.			17.8%

Shanghai Guang Shen Bai Yi Shi Ye Co., Ltd.			10.1%

Xi An Bo Yi Medical Appliance Co., Ltd.			11.2%

Total	28.1%	24%	39.1%

The payment terms of our standard sales agreement generally require a cash payment of 30% of the total purchase price within 5 days of the signing of the agreement, a cash payment of 30% of the total purchase price upon receipt of the products if there is no exterior damage to the products, and a cash payment of 40% of the total purchase price upon installation, completion of testing, and acceptance of the products. The purchase price generally includes shipping expenses. If a shipment is delayed in breach of a sales agreement, we are required to pay 1.0% of the total purchase price for each day delayed up to 10% of the total purchase price.

Technology and Research and Development

We have developed and own the intellectual property used in our products. Currently we hold thirteen PRC patents for our medical transport systems. We are the first company in our field in the PRC to receive an ISO9001 certification. In September 1999, Sunway was designated as a New-and-High-Technology Enterprise in Heilongjiang Province by the Science and Technology Commission of Heilongjiang Province.

We have 21 full-time employees engaged in research and development (“R&D”) efforts. Our R&D personnel specialize in the fields of software development, electronic engineering, machinery design and manufacture, electronic information technology, communication technology and application, automatic control technology and optoelectronic technology. Most of our R&D personnel have more than 5 years experience in their fields of specialty. We also outsource certain software development projects to third party software developers.

Currently, we are conducting R&D on products for use in banks, industrial companies and commercial use office buildings.

For the fiscal year ended December 31, 2006 and 2005, respectively, we expended approximately $275,465.9 and $175,208.0 on R&D activities.

Competition and Competitive Advantages

Pneumatic Transport System

Our main competitors in the supply of PTS are Beijing Chuansheng Weiye Science Trade Co., Ltd., Hainan Lingjing Medical Purification Project Co., Ltd., and Beijing Ruize Network Co., Ltd. While we are both a manufacturer and distributor of our medical transport systems, our competitors are distributors of imported pneumatic transport systems. Among these companies, Hainan Lingjing Medical Purification Project Co., Ltd. is a distributor of Swisslog’s pneumatic force transportation products, and Beijing Ruize Network Co., Ltd. is a distributor for Sumetzberger GMBH, an Austrian company.

As the market for pneumatic transport systems is still an emerging market in the PRC, official data about the industry in general, and competition in particular, have not been readily available. Based on the information we collected from bids, internet and other market intelligence, it is our estimate that among the hospitals that have adopted pneumatic transport systems in the PRC, we were the supplier to the largest number of hospitals in the fiscal years ended December 31, 2005 and 2006.

			Approx. Market share
Name	Brand	Time enter into China	2005	2006
Daqing Sunway Technology Co. Ltd.	Suntrans	2002	46%	46%
Beijing Chuansheng Weiye Science Trade Co., Ltd.	Telecom	1999	15.7%	3.5%
Hainan Lingjing Medical Purification Project Co., Ltd. (1)	Swisslog	1998	15.3%
Beijing Ruize Network Co., Ltd.	Sumetzberger	1996	14.9%	16.1%
Jiangsu Jiuxin Purification Project Co., Ltd. (1)	Swisslog	1998		21.8%
East Weique Medical Equipment Co., Ltd (2)	Hortig	2001	5.4%
Shanghai Yili Co., Ltd. (2)	Hortig	2001		7.3%

(1)	In 2006, Jiangsu Jiuxin Purification Project Co., Ltd. replaced Hainan Lingjing Medical Purification Project Co., Ltd. as distributor for Swisslog’s pneumatic tube logistics equipment in the PRC.
(2)	In 2006, Shanghai Yili Co., Ltd. replaced East Weique Medical Equipment Co., Ltd. as distributor for Hotig’s pneumatic tube logistics equipment in the PRC.

Medical Dispensing Systems

We introduced our medical dispensing systems to the market in May 2007. Currently, we face competition from Japanese manufacturers, Yuyama Manufacturing Co., Tosho Co., Inc. and Sany Co., Ltd., and a South Korean company, JV Medi Co., Ltd., whose products are imported into the PRC and sold through distributors.  Since the introduction of our medical dispensing system to the market in May, we have received orders to purchase 8 of our systems. None have been delivered as of the date of this Current Report.

We believe that we have the following competitive advantages over our competitors:

Cost: We have cost advantages because we source our supplies domestically and our products are manufactured domestically using technologies developed by us. Our major competitors are domestic distributors of imported products that cost more in both materials and labor and, additionally, are subject to customs duties. As a result, our PTS is generally priced lower than our competitors’ products - our PTS is priced at approximately $130,000 per unit while our cost of sales is approximately $31,200 per unit, representing a gross margin of approximately 76%. We estimate that similar products of our competitors are priced at approximately $200,000 per unit. Our medical dispensing system, which we launched in May 2007, is priced at $126,000 per unit while our cost of sales is approximately $26,000, representing a gross margin of approximately 80%. We estimate that our competitors’ prices range from $200,000 to $250,000.

Large Existing Customer Base and Customer Loyalty: As of the end of 2006, we estimate that we had an approximate 50% market share in hospitals and medical facilities using pneumatic tube systems in the PRC market based on annual sales, as compared to an approximate 21.8% market share that our largest competitor, Swisslog. Our large existing customer base, which constitutes approximately 140 hospitals as our end users, provides us advantage in the marketing and sales of additional products and services. In addition, we are frequently referred to new customers by our existing customers due to our cost advantage, localized technology and excellent service.

Localized and Customized Technology: We are the only provider of PTS with localized interfaces in Chinese language specifically designed based on the needs of PRC customers. Sunway’s PTS is therefore more user friendly for Chinese speaking customers. Our competitors’ products are based on English language interfaces. As the general population in the PRC is not proficient in English, purchasers of our competitors’ products are required to employ highly educated and specially trained English speaking personnel to operate their systems, which represents an additional expense adding to their already higher prices. In addition, as the technologies used in our systems are developed by us, we have the capacity and flexibility to easily and quickly adapt our products to specific customer requirements and changing market trends.

Extensive After-Sales Service Coverage: We are more accessible to our customers as we are the only manufacturer in the PRC, as opposed to distributors, of pneumatic tube systems. As a manufacturer, we believe we are in a better position to provide pre-sales consultation and post-sale services than our competitors, all of which are distributors of imported systems. We are available to provide pre-sales consultation to assist potential customers determine their needs and design their transportation network using PTS and post-sales services such as on-site diagnostic tests to identify and prevent any potential problems, and maintenance and repair services. Our competitors’ customers generally do not have easy access to the manufacturers as they are first required to call the distributors. Often, parts needed for maintenance are not available and must be ordered from overseas for replacement, with a lag time for delivery.

Intellectual Property

Patents

Our products use patented technologies developed by us. Currently, we hold thirteen PRC patents used in our products. The following is a list of the patents we hold:

No.	Certificate No.	Issuer	Name of the Patent	Registered No.	Application Date	Valid Term
1	523933	State Intellectual Property Office (SIPO)	Pneumatic tube material transport facility	ZL 01 2 71975 7	12/02/2001	10

2	532336	SIPO	Tube air flow direction converter	ZL 02 2 09902 6	1/22/2002	10

3	534389	SIPO	One type of tube direction converter	ZL 02 2 09901 8	1/22/2002	10

4	556112	SIPO	Pneumatic tube material transport sending and receiving box	ZL 02 2 73509 7	5/23/2002	10

5	275295	SIPO	Pneumatic tube material transport sending and receiving box (exterior design)	ZL 02 3 52960 1	5/23/2002	10

6	567890	SIPO	Pneumatic tube material transport air sender	ZL 02 2 73510 0	20020523	10

7	655292	SIPO	Pneumatic tube material transport sending and receiving box of parallel changing mode	ZL 03 2 60602 8	9/24/2003	10

8	719650	SIPO	Self motivating rail car for material transport system	ZL 2004 2 0070058 5	7/28/2004	10

9	719482	SIPO	Car rail of material transport system	ZL 2004 2 0070057 0	7/08/2004	10

10	732675	SIPO	Pneumatic tube material transport sending and receiving box of parallel changing mode	ZL 2004 2 0063538 9	10/11/2004	10

11	743362	SIPO	Material flow tube router	ZL 2004 2 0063537 4	10/11/2004	10

12	738892	SIPO	One type of tube air flow direction converter	ZL 2004 2 0063535 5	10/11/2004	10

13	739042	SIPO	One type of tube direction converter	ZL 2004 2 0063536 X	10/11/2004	10

The PRC Patent Law was adopted by the National People's Congress, the　parliament in the PRC, in 1984 and was subsequently amended in 1992 and 2000. The　Patent Law aims to protect and encourage invention, foster application of inventions and promote the development of science and technology. To be patentable, an invention must meet three conditions: novelty, inventiveness and practical applicability. Certain items are not patentable under the Patent Law, which include scientific discoveries, rules and methods for intellectual activities, methods used to diagnose or treat diseases, animal　and plant breeds or substances obtained by means of nuclear transformation. The Patent Office under the State Council is responsible for receiving, examining and approving patent applications. A patent is valid for a term of twenty years in the case of an invention and a term of ten years in the case of utility models and designs. Our patents are all utility models and subject to the ten years' protection. Any use of patent without consent or a proper license from the patent owner constitutes an infringement of patent rights which is actionable in court in the PRC.

Registered software:

We own the following software used in our products:

No.	Certificate No	Software	Issued by	Issuance date	Term (year)
ï	HEI DGY-2003 0005	Sunway material transport control software V 1.0(Sunway material transport imbedded software)	Heilongjiang Software Industry Association	20030310	5

Trademarks

We have two trademarks registered with the Trademark Office of the State　Administration for Industry and Commerce in PRC as follows:

No.	Trademark number	Issuer	Classification	Term
1	1102674	State Trademark Bureau	9	Sep.14,1997 — Sep.13,2007
2	3205734	State Trademark Bureau	10	Dec.14ô2003 — Dec.13,2013

Below are the images of our two registered trademarks:

Under the PRC Trademark Law, which was adopted in 1982, and revised in 2001, registered trademarks are granted a term of ten years protection, renewable for further terms. Each renewal is limited to ten years term and the registrant must continue to use the trademark and apply for a renewal within six months prior to the expiration of the current term.

  Domain Names

We own and operate a website under the internet domain name http://www.sunwaytech.com.cn/.　We pay an annual fee to maintain its registration. The information contained in our website does not form part of this Current Report.

Other Intellectual Property Rights Protections in the PRC.

In addition to　patent, trademark and trade secret protection law in the PRC, we also rely on contractual confidentiality provisions to protect our intellectual property　rights and our brand. Our R&D personnel and executive officers are subject to confidentiality agreements to keep our proprietary information confidential. In addition, they are subject to a one-year covenant not to compete following the termination of employment with our company.　Further, they agree that any work product belongs to our company.

Insurance

We currently do not carry any product liability or other similar insurance, nor do we have property insurance covering our plant, manufacturing equipment and office building. While product liability lawsuits in the PRC are rare and Sunway has never experienced significant failures or accidents, there can be no assurance that Sunway would not face liability in the event of any failure or accident.

Sunway maintains social insurance for their staff and employees in accordance with relevant compulsory requirements under the PRC laws and have compulsory insurance and fixed-sum insurance for cars and other vehicles.

Employees

Presently we have 221 full-time employees and contractors, out of which 26 are management and accounting personnel, 21 are R&D personnel, 6 marketing and sales personnel and 168 manufacturing personnel.  60% of our employees have college or higher degrees, among them 23 have masters degrees and 7 have doctorate degrees.

Government Regulation

Under certain regulations in the form of public notices issued by the PRC State Administration of Foreign Exchange, or SAFE, our shareholders who are PRC resident entities or individuals are subject to certain registration requirements due to the status of WTL as “SPC”s (as defined under the public notice issued by SAFE on October 21, 2005). These regulations would prohibit SWT distributing dividends or profits to WTL and/or SWT as “SPC”s unless the registration requirements are complied with. The registration procedures were completed and SWT obtained a SAFE certificate from SAFE’s Heilongjiang office on March 30, 2007. Our PRC counsel advised us that the SAFE certificate will allow SWT to distribute dividends and profits out of the PRC.

Medical Appliance manufacturing companies in the PRC are required to obtain Medical Appliance Manufacturing permits. Sunway holds a Medical Appliance registration certificate and Medical Appliance Manufacturing Permit issued by Heilongjiang Province Food and Drug Supervision Administration Bureau.

Pursuant to the tax laws of PRC, general enterprises are subject to income tax at an effective rate of 33%. Companies qualified as hi-technology companies are subject to certain preferential tax treatment. Sunway was approved as a domestic hi-technology company and enjoys a 15% corporate income tax rate according to National New and High Tech Develop Zone Taxes Policy.

Other than the foregoing, Sunway is not subject to any other significant government regulation of its business or production, or any other government permits or approval requirements, except for the laws and regulations of general applicability for corporations formed under the laws of the PRC.

As of the date of this Current Report, we believe we are in compliance with all relevant PRC rules and regulations with regards to our facilities, supply and overall operation as a manufacturer and distributor of our products.

Management’s Discussion and Analysis of Results of Operations and Financial Condition

The following discussion and analysis of the consolidated financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes of Sunway, appearing elsewhere in this report. This discussion and analysis contains forward-looking statements that involve risks, uncertainties and assumptions. Actual results may differ materially from those anticipated in these forward-looking statements.

Overview
As a result of the Reverse Merger Transaction and the Financing transactions that are the subject of this report, on June 1, 2007, the Company ceased to be a shell company and became a holding company for entities that, through contractual relationships, control the business of Sunway. Because Sunway’s operations are the only significant operations of the Company and its affiliates, this discussion and analysis focuses on the business results of Sunway, comparing its results in the first quarter of 2007 with the first quarter of 2006, and its full-year 2006 results with those of 2005. As discussed in the “Business” section of this report, Sunway’s designs, manufactures and sells pneumatic tube logistic transport systems that are principally used by hospitals and other medical facilities.

In both the first quarter of 2007 and the full year 2006, Sunway’s net sales, gross profit, operating income and net income all rose substantially as compared with the same period in the preceding year. These increases are due in large part to increased sales of Sunway’s pneumatic tube transport systems. Cost of sales also increased during these periods, somewhat outpacing the increase in sales. The increase in cost of sales is due largely to increased depreciation expenses related to Sunway’s investment in 2006 in new molds used in its manufacturing process. The company expects cost of sales to level off or decline once sales of the products based on the new molds begin in the second quarter of 2007.

Three-month periods ended March 31, 2007 and March 31, 2006

As the following table shows, Sunway’s results for net sales, gross profit, operating income and net income in the first quarter of 2007 were all significantly higher than in the first quarter of 2006. Higher costs of sales caused a slight reduction in our gross margin and net profit margin to approximately 73% and 48%, respectively.

	Three Months Ended March 31,
	2007	2006	change
Net Sales	2,467,228	1,996,072	23.60%
Cost of sales	644,247	486,819	32.34%
Gross Profit	1,822,981	1,509,253	20.79%
Gross Margin	73.89%	75.61%	-1.72
Operating Income	1,422,010	1,229,336	15.67%
Net Income	1,187,031	1,033,828	14.82%
Net profit margin	48.11%	51.79%	-3.68

Net sales
Net sales in the first quarter of 2007, which resulted entirely from sales of pneumatic material transport system workstations, were $2,467,228, an increase of 23.6% as compared with the net sales of $1,996,072 in the first quarter of 2006. In the first quarter of 2007, we sold 544 workstations, an increase of 27.7% as compared with 426 workstations sold in the first quarter of 2006.

The increase in net sales in the first quarter of 2007 did not keep pace with the year-to-year increase in 2006 over 2005. The reason net sales did not increase more quickly in the first quarter is that seasonal effects resulting from the western and traditional Chinese new years in January and February make sales in those months basically static from year to year. Therefore increases in first quarter net sales come only from sales recorded in one month, March. Given these seasonal effects, we believe that the $2,467,228 in net sales we achieved in the first quarter of 2007, representing an increase of 23.6% over the first quarter of 2006, is a satisfactory result.

The following table presents information about our sales for the periods indicated:

	Three Months Ended March 31,
	2007	2006	Change
Net sales	2,467,228	1,996,072	23.60%

Gross Profit
Gross profit increased 20.79% to $1,822,981 for the first quarter of 2007, as compared to $1,509,253 for the first quarter of 2006. Gross profit margin fell slightly, by 1.72%, mainly due to our efforts to develop new molds, which raised depreciation costs and therefore raised the cost of sales.

The table below presents information about our gross profit for the periods indicated:

	Three Months Ended March 31,
	2007		2006
	US$	Gross profit margin	US$	Gross profit margin
Gross Profit	1,822,981	73.89%	1,509,253	75.61%

Income from Operations
Operating income increased 15.67% to $1,422,010 for the first quarter of 2007, as compared with $1,229,336 for the first quarter of 2006. As a percentage of net sales, operating income was approximately 57.64% for the first quarter of 2007, representing a 3.95% reduction from 61.59% for the first quarter of 2006, due to the increase in cost of sales discussed below.

Cost of Sales
Cost of sales increased to $644,247 for the first quarter of 2007, representing a 32.34% increase as compared with $486,819 for the first quarter of 2006. This increase is due primarily to our 2006 purchase of several new molds used in our transport system production line, which increased the depreciation cost from the time of purchase forward. The main elements of our cost of sales are direct materials cost, which increased 39.44% from $237,825 in the first quarter of 2006 to $331,557 in the first quarter of 2007; direct labor cost, which fell 18.71% from $133,984 in the first quarter of 2006 to $108,910 in the first quarter of 2007; manufacturing cost, which increased 95.74% from $83,159 in the first quarter of 2006 to $162,775 in the first quarter of 2007; and depreciation cost, which increased 211.18% from $37,674 in the first quarter of 2006 to $117,234 in the first quarter of 2007. Because the increase in depreciation cost was due primarily to our investment in newly-developed transport systems, and we intend to begin selling those systems in May 2007, we expect that from the trend of increasing depreciation costs will slow significantly by the second quarter of 2007.

The table below presents information about our cost of sales for the periods indicated:

	Three Months Ended March 31,
	2007	2006	Change
Cost of sales	644,247	486,819	32.34%

Operating Expenses
Operating expenses were $400,971 for the first quarter of 2007, an increase of 43.25% as compared to $279,917 for the first quarter of 2006. This increase was due in part to an increase in fees that we paid for the exhibition of our products in the first quarter of 2007, which totaled $5,996, compared with no such fees in the same period of 2006. Also, in the first quarter of 2007, we began to increase salary and benefits of management. Reflecting this change, costs related to salary and benefits increased 4.01% in the first quarter of 2007 compared with the first quarter of 2006, and our labor insurance premium increased 10.57% at the same time.

The increase in operating expenses in the first quarter of 2007 over the first quarter of 2006 was slightly greater than the increase in net sales at the same time. This disparity is mainly due to the seasonal effects described above. Specifically, because sales in January and February remain basically static from year to year as described above, while operating expenses expanded throughout the first quarter of 2007 in connection with our expanded scale of manufacturing, our operating expenses grew more quickly than our net sales during that period. Because these seasonal effects are limited to January and February, we expect that our net sales will increase beginning in the second quarter of 2007 and the disparity between net sales growth and operating expense growth will substantially narrow.

The table below presents information about our operating expenses for the periods indicated:

	Three Months Ended March 31,
	2007	2006	change
Selling expenses	13,580	6,745	101.27%
General & Administrative Expenses	387,391	273,172	41.81%
Total operating expenses	400,971	279,917	43.25%

Net Income
Net income was $1,187,031 for the first quarter of 2007, an increase of 14.82% from $1,033,828 for the first quarter of 2006. This increase is attributable to the increase in sales of our workstation products. Our net profit margin fell slightly, to 48.11% from 51.79%, due to the increase of cost of sales described above.

Cash and Cash Equivalents
Cash and Cash Equivalents increased 35.95% to $2,089,994 for the first quarter of 2007, as compared to $1,537,322 for the first quarter of 2006. This increase was mainly due to our increased sales in the first quarter of 2007, which resulted in increased cash. During the same period, we did not use much of our cash on hand for material purchasing and investment.

Accounts Receivable
Accounts Receivable increased 87.52% to $2,179,377 as of March 31, 2007, compared to $1,162,203 as of March 31, 2006. This increase in accounts receivable was primarily attributable to a substantial increase in workstation sales and deferred receipt of payments in the first quarter. In our experience, accounts receivable tend to increase during the first quarter because many companies in China, including many of our customers, wish to delay payment of amounts due at that time. Because of the recent increase in our sales (as reflected in our net sales results described above), this seasonal delay in payments caused our accounts receivable in the first quarter to increase significantly. We plan to focus corporate resources on enhancing the cooperation of our marketing and sales department with our financial department in order to reduce the deferral of payments by our customers and reduce our accounts receivable.

Inventory
Inventory consists of raw materials and finished goods (both described in greater detail in the Description of Business section of this report). As of March 31, 2007, the recorded value of our inventory has decreased 28.57% to $496,357 from $694,883 as of March 31, 2006. This decrease is mainly due to raw material price increases in the first quarter of 2007 (specifically, the prices of PVC tubing and fireboard increased to an average of $18.30 and $96.44 per piece, respectively) combined with our management’s expectation that raw material prices will drop beginning in the second quarter. We therefore reduced the amount of raw materials purchased during the first quarter, resulting in reduced inventories, which we intend to raise to prior levels beginning in the second quarter. As of March 31, 2007, the recorded value of our raw materials was $148,469, representing a 74.39% decrease from March 31, 2006, when the value was $579,707.

The recorded value of our finished goods in inventory as of March 31, 2007 was $345,939, representing an increase of 205.23% from $113,336 as of March 31, 2006. This increase is due to an increase in orders received for sales of our products in the second quarter, the pre-sale accumulation of which increases inventory.

The table below presents information about our inventory for the periods indicated:

	Three Months Ended March 31,
	2007	2006	change
Raw material	148,469.20	579,707.32	-74.39%
Finished goods	345,939.76	113,336.13	205.23%
Total	494,408.96	693,043.46	-28.57%

Expected warranty expenses
We provide our clients with one year of free after-sale service including free exchange of core components and the post or delivery fee. Until 2007, we did not set aside any funds for this possible expense. In the first quarter of 2007, we began to set aside funds for this possible expense. If we incur expenses in connection with our warranty period, we will write down the expected expenses and record a corresponding increase in general and administration expenses. In the first quarter of 2007, the we incurred expected warranty expenses $24,769.

Accounts payable
Accounts payable amounted to $48,582 as of March 31, 2007, a decrease of 50.96% from $99,070 as of March 31, 2006.

Fiscal years ended December 31, 2006 and December 31, 2005

As the following table shows, Sunway’s results for net sales, gross profit, operating income and net income for the year ended December 31, 2006 were all significantly higher than for the year ended December 31, 2005. Higher costs of sales caused a slight reduction in our gross margin and net profit margin to approximately 73% and 45%, respectively.

	Twelve Months Ended December 31,
	2006	2005	change
Net Sales	8,914,139	5,047,365	76.61%
Cost of sales	2,386,996	1,290,686	84.94%
Gross Profit	6,527,143	3,756,679	73.75%
Gross Margin	73.22%	74.43%	-1.21
Operating Income	4,883,699	2,776,327	75.91%
Net Income	4,029,553	2,352,996	71.25%
Net profit margin	45.20%	46.61%	-1.42

Net sales
Net sales during 2006, which resulted entirely from sales of pneumatic material transport system workstations, were $8,914,139 for the year ended December 31, 2006, a 76.61% increase as compared to a net sales of $5,047,365 for the year ended December 31, 2005. In 2006, we sold 1,930 workstations, an increase of 74.66% as compared with 1,105 workstations sold in 2005.

The following table presents information about our sales for the periods indicated:

	Twelve Months Ended as of December 31
	2006	2005	Change
Net sales	8,914,139	5,047,365	76.61%

Gross Profit
Gross profit increased 73.75% to $6,527,143 for the fiscal year ended December 31, 2006, as compared to $3,756,679 for the fiscal year ended December 31, 2005. Gross profit margin fell 1.21% during the period, largely due to our efforts to develop new molds, from which the depreciation cost increased and caused our cost of sales to increase. [Gross margin for our workstation sales is 73.22%.]

The table below presents information about our gross profit for the periods indicated:

	Twelve Months Ended December 31,
	2006		2005
	US$	Gross profit margin	US$	Gross profit margin
Gross Profit	6,527,143	73.22%	3,756,679	74.43%

Income from Operations
Operating income increased 75.91% to $4,883,699 for the fiscal year ended December 31, 2006, as compared with $2,776,327 for the fiscal year ended December 31, 2005. As a percentage of net sales, operating income was approximately 54.79% for the fiscal year ended December 31, 2006, almost the same as 55% for the fiscal year ended December 31, 2005.

Cost of Sales
Cost of Sales increased to $2,386,996 for the fiscal year ended December 31, 2006, an 84.94% increase as compared to $1,290,686 for the fiscal year ended December 31, 2005. This increase is due primarily to our 2006 purchase of several new molds used in the production of our transport systems, which increased our depreciation costs. Our cost of sales consists primarily of direct materials cost, which increased 74%, direct labor cost, which increased 30%, and manufacturing cost, which increased 225% from 2005 to 2006.

The table below presents information about our cost of sales for the periods indicated:

	Twelve Months Ended December 31,
	2006	2005	Change
Cost of sales	2,386,996	1,290,686	84.94%

Operating Expenses
Operating expenses were $1,643,444 for the fiscal year ended December 31, 2006, an increase of 67.64% as compared to $980,352 for the fiscal year ended December 31, 2005. The increase was due to the fact that we greatly increased advertising expenditures and exhibition fees for the display of our products in 2006. Advertising costs increased to $92,307 in 2006 from $7,262 in 2005, and exhibition fees increased to $124,664 in 2006 from $6,117 in 2005.  The increase in our net sales outpaced the increase in our operating expenses, due to the fact that although our selling expenses increased greatly (241%), our general and administrative expenses increased much more modestly (54.32%).

The table below presents information about our selling expenses for the periods indicated:

	Twelve Months Ended December 31,
	2006	2005	change
Selling expenses	238,212	69,767	241.44%
General & Administrative Expenses	1,405,232	910,585	54.32%
Total operating expenses	1,643,444	980,352	67.64%

Net Income
Net income was $4,029,553 for the fiscal year ended December 31, 2006, an increase of 71.25% from $2,352,996 for the fiscal year ended December 31, 2005. This change is attributable to the increase in workstation sales described above. Our net profit margin little dropped to 45.20% from 46.61% during the same period, due to the increase in cost of sales described above.

Cash and Cash Equivalents
Cash and Cash Equivalents increased 47.19% to $1,749,048 for the fiscal year ended December 31, 2006, as compared to $1,188,325 for the fiscal year ended December 31, 2005, primarily as a result of cash received from the increased sales in 2006 described above.

Short term investment
On October 22, 2006, we invested in the Bank of Communication Growth Fund in the amount of $1,279,181. The market value of this investment has increased to $1,961,529 as of March 31, 2007. We will redeem this investment in the third quarter of 2007.

Accounts Receivable
Accounts Receivable increased 72.17% to $1,467,963 as of December 31, 2006, as compared to $852,601 as of December 31, 2005. This increase in accounts receivable was primarily attributable to a substantial increase in workstation sales and deferred receipt of payments in 2006. As described in the Accounts Receivable section of quarterly results above, we plan to focus corporate resources on enhancing the cooperation of our marketing and sales department with our financial department in order to reduce the deferral of payments by our customers and reduce our accounts receivable.

Inventory
Inventory consists of raw materials and finished goods. As of December 31, 2006, our inventory had decreased 33.66% to $376,708 from $567,804 as of December 31, 2005. This decrease was due mainly to the rapid sales of our workstation products, which reduced the amount of raw materials in storage. In 2006, we sold 1,930 workstations, an increase of 74.66% as compared with 1,105 workstations in 2005, and raw materials dropped 65.57% from their levels of December 31, 2005. Because our management is aware that reduced raw materials in inventory may create a risk of material shortages, we maintain good working relationships with our suppliers to ensure the material supply when needed.

Prepaid expenses and other current assets
Prepaid expenses and other current assets were $733,566 as of December 31, 2006, as compared to $589,182 as of December 31, 2005, representing an increase of 24.51%. This increase was primarily due to the fact that ordering greater additional amounts of raw materials became prudent as we increased the scale of our manufacturing and as the levels of raw materials in our inventory fell.

Accounts payable
Accounts payable was $57,289 as of December 31, 2006, a decrease of 83.08% from $338,525 as of December 31, 2005. The decrease in accounts payable was due to our commitment to make timely payments of amounts due to suppliers in order to build positive working relationships with them, in order to guarantee the quality and amounts of raw materials we need.

Loans
Daqing Commercial Bank granted us a loan of $383,754 on April 28, 2006 for a term from April 28, 2006 to November 30, 2007 at an interest rate of 5.76% annually, secured by a mortgage of our company’s real property. On December 21, 2006, we made a scheduled payment of $191,877. The outstanding balance of the loan as of March 31, 2007 was $191,877.

Critical Accounting Policies

Management's discussion and analysis of its financial condition and results of operations is based upon Sunway’s consolidated financial statements, which have been prepared in accordance with United States generally accepted accounting principles. Sunway’s financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances. Actual results may differ from these estimates under different assumptions or conditions. Sunway believes that the following reflect the more critical accounting policies that currently affect Sunway’s financial condition and results of operations.

(A)  Method of Accounting

Sunway maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(B)  Use of Estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

(C)  Economic and political risks

Sunway’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy. Sunway’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(D)  Intangibles

Intangibles are stated at cost less accumulated amortisation. Amortisation is provided over the respective useful lives, using the straight-line method. The most important intangibles of Sunway now is the land using rights, which is amortized in 46years.

(E)  Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Items	Depreciation years
Buildings	20
Machinery and equipment	6
Software systems	3
Molds, Dies, & Casting	6
Office equipment and motor vehicles	10

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

(F)  Accounting for Software Systems

Sunway adopts FASB No. 86 for accounting of software systems, in that all expenditures incurred from start-up to completion of feasibility are expensed; development costs, after the feasibility study through system completion, are capitalized, and are depreciated over a useful life of three years. Expenditures incurred after completion are expensed as repairs and maintenance.

(G)  Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

(H)  Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts only in the PRC. The Company does not maintain any bank accounts in the United States of America.

(I) Revenue recognition

Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers. Revenue is recognized when all of the following criteria are met:
•	Persuasive evidence of an arrangement exists;
•	Delivery has occurred or services have been rendered, and;
•	The seller’s price to the buyer is fixed or determinable.

Contract revenues are recognized when the manufacturing and installation of the medical equipments is completed. Generally, the company receives total contract sum from clients in 3 installments. Deposit of 30% is received from client when the contract is signed. Second payment of 30% is received when the project commenced. The final sum of the remaining portion is received after the construction is completed within 4 months.

(J) Income taxes

Sunway accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

Sunway is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. However, the Company is a high technology company, and in accordance with the relevant regulations regarding the favorable tax treatment for high technology companies, the Company is entitled to a reduced tax rate of 15% as long as the company located and registered in the high and advance technology development zone.

DESCRIPTON OF PROPERTIES

Our manufacturing facilities are housed in a two-story building occupying 26,522 square meters of land located in Daqing Municipal Hi-Tech Development Zone, Zone Three, Daqing, Helongjiang Province, PRC. Our office building is located in Saertu Daqing Software Development Zone, Daqing, Helongjiang Province, PRC.

Under the PRC law, most land is owned by the government, which grants a "land use right" to an individual or entity after a purchase price for such “land use right” is paid to the government. The “land use right” allows the holder the right to use the land for a specified long-term period of time and enjoys all the ownership incidents to the land. Sunway holds the land use right for one parcel of land that was used in its business and which will be used in SWT's business pursuant to the leases entered into in connection with the Restructuring Agreements.

Land Use Right

Set forth below is the detailed information regarding the land use right registered under the names of Sunway:

Registered owner of land use right	Location & certificate of land use right	Usage	(Approximate) square meters	Date of Issuance or Grant	Expiration Date

Sunway	Daqing Municipal Hi-Tech Development Zone, Zone Three, Daqing, Helongjiang Provice, PRC Daqing Municipality Guo Yong (2005) No. 021843	Industrial use	26,522	September 16, 2005	June 13, 2052

Lease

Pursuant to a lease agreement, Sunway will lease from Daqing Chuangye Square Co., Ltd. a building with a total of 2,342.87 square meters for use in its operation for a term of three years starting from May 18, 2007 with an annual rent of approximately $21,895.

Building Properties

Sunway also owns two building properties as follows:

Owner	Location	Usage	(Approx-imate) square meters	Certificate of Ownership or Right to Use
[Sunway]	North Section of Longfeng District, West Wing of Building No. 15, 1st Floor, Daqing, Helongjiang Province, PRC	Real property for use by joint stock company limited enterprise	104,45	Qing Real Property Right Certificate No. No. 00014093 (Oiginal Certificate No. 0230404)
Sunway	Building No. 3, Saertu Software Development Zone, Daqing, Helongjiang Province, PRC	Real property for use by joint stock company limited enterprise	5,066.96	Qing Real Property Right Certificate Longfeng District No.NA216750

Effective on November 30, 2005, Sunway granted a lien on the above described land use right and the property located in the North Section of Longfeng District, West Wing of Building No. 15, 1st Floor to Daqing Industrial and Commercial Mortgage Company for a debt of Sunway in the amount of 3,000,000 RMB owed to it. The lien will expire on November 30, 2009. The property located in the North Section of Longfeng District, West Wing of Building No. 15, 1st Floor is not currently used in Sunway’s business.

LEGAL PROCEEDINGS

To our knowledge, there is no material litigation pending or threatened against us.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 11, 2007, certain information with respect to the beneficial ownership of our common stock, our only shares of voting securities, by (i) any person or group with more than 5% of our common stock, (ii) each of our directors, (iii) our chief executive officer and each other executive officer whose cash compensation for the most recent fiscal year exceeded $100,000 and (iv) all executive officers and directors as a group. The table reflects the ownership of our common stock by the foregoing parties before and after the Reverse Split.

	Amount and Nature of Beneficial Ownership (Pre-Reverse Split)				Percent of Class (Pre-Reverse Split) Preferred Stock			Amount and Nature of Beneifical Ownership (After Reverse Split) Preferred Stock			Percent of Class (After Reverse Split) Preferred Stock
	Preferred Stock				Preferred Stock			Preferred Stock			Preferred Stock
Shareholder	Series A		Series B	Common Stock (1)	Series A	Series B	Common Stock	Series A	Series B	Common Stock	Series A	Series B	Common Stock

Owner of More than 5% of Class
Rise Elite International Limited	210,886				92.28%					12,653,184			90.80%
Vision Opportunity Master Fund, Ltd.	7,990		160,494	12,734,689	3.50%	97.01%	66.30%		160,494	23,570,058		97.01%	63.91%

Directors and Executive Officers

Liu Bo	148,443	(3)	-	-	64.95%					8,906,576			63.92%
Liang Deli	16,154	(3)(4)	-	-	7.07%					969,234			6.96%
David Xueguo Wang	-				0.00%
Richard Astrom	-	(4)			0.00%

All Directors and Executive Officers	164,597		0	0	72.02%					9,875,810			70.87%

(1) The Series A and Series B convertible preferred stock and the warrants are assumed to be non- convertible or exercisable within 60 days of the date of issuance of such preferred stock and warrants.

(2) Includes (i) the shares of Series A Convertible Preferred Stock which will automatically convert into Common Stock based on an one-for-60 conversion ratio after the 86.3035-for-one reverse split, (ii) shares of Common Stock issuable upon conversion of Series B Convertible Preferred Stock based on an one-for-30 conversion ratio after giving effect to the 86.3035-for-one reverse split, and (iii) shares of Common Stock issuable upon exercise of the Series A, B, J, C and D Warrants.

(3) Shares of Series A Convertible Preferred Stock issued to Rise Elite as a result of the consummation of the Share Exchange Agreement are beneficially attributed to Mr. Liu Bo and Mr. Liang Deli, who are shareholders of Rise Elite, based on such shareholder's percentage ownership interest in Rise Elite immediately prior to the Share Exchange Agreement.

(4) Mr. Liang Deli was appointed as a director of the Board of the Company in connection with the consummation of the Share Exchange Agreement effective on the tenth day following the mailing of an information statement on Schedule 14F-1 relating to the change in control of our board of directors, which we filed with the SEC on June 4, 2007.

As of June 11, 2007, we had outstanding (i) 19,207,455 shares of common stock, (ii) 228,530 shares of Series A Preferred stock, which were issued to Rise Elite Shareholders in the Share Exchange and to Kuhns Brothers and its designees under the engagement agreement between Sunway Group and Kuhns Brothers, (iii) 165,432 shares of Series B Stock, (iv) Series A Warrants to purchase an aggregate of 4,962,963 shares of common stock at $1.76 per share, (v) Series B Warrants to purchase an aggregate of 2,481,481 shares of Common Stock at $2.30 per share, (vi) a Series J Warrant to purchase an aggregate of 4,496,644 shares of Common Stock at $1.49 per share, (vii) Series C Warrants to purchase an aggregate of 4,962,963 shares of Common Stock at $1.94 per share, and (viii) Series D Warrants to purchase an aggregate of 2,248,322 shares of Common Stock at $2.53 per share, which Series B Stock and Warrants were issued to the Vision and Columbia in the private financing.

Each of the Series A, B, C and D warrants will expire on June 5, 2012. The Series J Warrant will expire on June 5, 2008. The Series C and D Warrants are only exercisable once the Series J Warrant is exercised.

For a description of the voting and other rights of the Series A Preferred, Series B Preferred, and our common stock, please see the discussion in Section 1.01 above.

In determining beneficial ownership of our common stock after the Reverse
Split, the number of shares shown includes shares which the beneficial owner may acquire upon exercise of warrants or options which may be acquired within 60 days. In determining the percent of Common Stock owned by a person on June 11, 2007, (a) the numerator is the number of shares of the class beneficially owned by such person, including shares which the beneficial ownership may acquire within 60 days upon conversion of the Series A or Series B Stock or exercise of the warrants and option, and (b) the denominator is the sum of (i) the total shares of that class outstanding on June 11, 2007, and (ii) the total number of shares that the beneficial owner may acquire upon conversion of the Series A or Series B Stock or exercise of the warrants and option. Unless otherwise stated, each beneficial owner has sole power to vote and dispose of its shares.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

In connection with the change of control pursuant to the Reverse Merger described in Item 5.01 of this report, the following persons were appointed executive officers and directors of the Company. Except for Richard Astrom, who will cease to be a director shortly, each of our current directors and executive officers is a resident of the PRC. As a result, it may be difficult for investors to effect service of process within the United States or British Virgin Islands upon them, or to enforce court judgments obtained against them in the United States courts or British Virgin Islands’ courts.

Directors and Executive Officers of the Company

Directors and Executive Officers	Position/Title	Age

Liu Bo	President, Chief Executive Officer and Director	42

Liang Deli	Director	45

David Xu Guo Wang	Chief Financial Officer	40

There are no family relationships among our directors or executive officers.

  Our directors hold office until the next annual meeting of our shareholders, and until their successors have been qualified after being elected or appointed. Our officers serve at the discretion of our Board of Directors.

Set forth below is biographical information about our current directors and executive officers:

Liu Bo, our new President and Chief Executive Officer and a director, has been Chairman of the Board, CEO and a director of Daqing Sunway Technology Joint Stock Company Limited (“Sunway”) since March 1993. Sunway is an affiliate of Rise Elite and WTL. Mr. Liu has a Bachelors degree in the field of Automatic Systems Engineering from Qiqihaer University in Heilongjiang Province, China in 1986.

Liang Deli, who will become a director upon the resignation of Richard Astrom, has been Vice President of Sunway since August 1997, and is under contract to serve in that position until 2017. Mr. Liang’s area of focus is Sunway’s technology and market operations. Mr. Liang received a Bachelors degree in the field of Automatic Systems Design and Control from Shenyang Industry University in Liaoning Province, China in 1983.

David Wang, our new Secretary and Chief Financial Officer, has been Chief Financial Officer of Sunway since 2006. Mr. Wang’s area of focus is Sunway’s accounting and finances. Mr. Wang received a Masters degree and PhD degree in the field of Finance from Xiamen University in Fujian Province, China.

Richard Astrom has been a director of the Company since 1994, and will resign from our board of directors effective on the tenth day after the dissemination of the report on the change of control of the company that we filed with the SEC on June 4, 2007. Mr. Astrom is an officer and director of Capital Solutions I, Inc., and of Genesis Capital Corporation of Nevada, two public companies that file periodic reports pursuant to the Exchange Act and that have their stock trading on the National Association of Securities Dealers’ over-the-counter Bulletin Board. Mr. Astrom is currently the Secretary of Capital Solutions I, and has served as President of Genesis Capital Corporation of Nevada, and a director both of these companies, since September of 2001. Mr. Astrom earned a Bachelors Degree in Business Administration from the University of Miami. Richard Astrom is the father of Christopher Astrom, who was until the reverse merger transactions our Secretary and Chief Financial Officer and a director.

To our knowledge, during the last five years, none of our directors and executive officers (including those of our subsidiaries) has:

•	Had a bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time.

•	Been convicted in a criminal proceeding or been subject to a pending criminal proceeding, excluding traffic violations and other minor offenses.

•
Been subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities.

•
Been found by a court of competent jurisdiction (in a civil action), the SEC, or the Commodities Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

Audit Committee Financial Expert

Our board of directors currently acts as our audit committee. Because we only recently consummated the Reverse Merger and appointed the current members of our board of directors, our board of directors has not yet determined whether we have a member who qualifies as an "audit committee financial expert" as defined in Item 401(e) of Regulation S-B, and is "independent" as the term is used in Item 7(d)(3)(iv) of Schedule 14A under the Exchange Act. Our board of directors is in the process of searching for a suitable candidate for this position.

Audit Committee

We have not yet appointed an audit committee, and our board of directors currently acts as our audit committee. At the present time, we believe that the members of board of directors are collectively capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. Our company, however, recognizes the importance of good corporate governance and intends to appoint an audit committee comprised entirely of independent directors, including at least one financial expert, during our 2007 fiscal year.

EXECUTIVE COMPENSATION

The following table sets forth compensation awarded to, earned by or paid to our Chief Executive Officer and the four other most highly compensated executive officers with compensation in excess of $100,000 for the years ended September 30, 2006, 2005 and 2004.

Summary Compensation Table

		Annual Compensation			Long Term Compensation
						Awards		Payouts	All Other Compensation ($)
Name	Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compen-sation ($)	Restric-ted Stock Award(s) ($)	Securities Underlying Options and SARs(#)	LTIP Payouts
Liu Bo	CEO (current)	2006	46,068
	CEO	2005	46,068
	CEO	2004	46,068

Richard Astrom	CEO (former)	2006	13,734
		2005	0
		2004	0

None of our executive officers received any option grants or exercised any option grants during the last fiscal year.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Share Exchange Agreement and the Issuance of Series A Stock

The transactions described in Section 1.01 of this report involve parties related to us, including our officers and directors and our direct and indirect subsidiaries and companies affiliated with them. To understand these relationships and these transactions, you should review the discussion in Section 1.01 in addition to the information presented below.

Our new director Liang Deli, and our new director, President and Chief Executive Officer, Liu Bo, had material interests in the Share Exchange, in which shares of our Series A Preferred were issued to a company in which each of them owns a significant stake, Rise Elite. Under the Share Exchange Agreement, they continue to have a material interest insofar as Rise Elite will receive additional shares if it meets certain performance targets in 2007. Rise Elite itself had and continues to have the same material interests.

Liang Deli, Liu Bo and Rise Elite itself also have material interests in our performance based on the Securities Escrow Agreement, under which Rise Elite will either forfeit or take delivery of a number of shares of Series A Preferred based on whether we meet performance targets for 2007 and 2008.

Under the Share Purchase Agreement, Rise Elite, and indirectly its directors and officers Liu Bo, Liang Deli and David Wang, acquired the right to determine all of our directors.

Also under the Share Purchase Agreement, Vision purchased an outstanding debenture, payable by the Company in the amount of $199,202 with payment due in 2003, from its three holders, Sea Lion Investors LLC, Myrtle Holdings LLC, and Equity Planners LLC.

The Series A Preferred that we issued under the placement agent engagement agreement to Kuhns Brothers and its designees were issued to the following persons or entities, each of whom received the number of shares of Series A preferred listed opposite his name:

Kuhns Brothers, Inc.	2,647
Belmont Partners, LLC	987
James Li	926
Sam Shoen	608
Paul Kuhns	121
John Kuhns	1,350
Mary Fellows	1,350

Description of Securities

Our authorized capital stock consists of (i) 101,000,000 shares of common stock, par value $0.001 per share, of which there are 19,207,455 shares issued and outstanding, and (ii) 1,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”). Our Preferred Stock consists of (i) Series A convertible preferred stock, of which 400,000 shares have been authorized and 228,530 shares are issued and outstanding; and (ii) Series B convertible preferred stock, of which 400,000 shares have been authorized and 165,432 shares are issued and outstanding.

  The following is a summary of the material terms of our capital stock. This summary is subject to and qualified in its entirety by our Articles of Incorporation, as amended and corrected, Certificate of Designations for our series A and series B convertible preferred stock, our By-laws and by the applicable provisions of Nevada law.

Common Stock

All shares of common stock have one vote per share on all matters including election of directors, without provision for cumulative voting. The Common Stock is not redeemable and has no conversion or preemptive rights. The common stock currently outstanding is validly issued, fully paid and non-assessable. In the event of liquidation of the company, the holders of common stock will share equally in any balance of the company's assets available for distribution to them after satisfaction of creditors and preferred shareholders, if any. The holders of Common Stock are entitled to equal dividends and distributions per share with respect to the common stock when, as and if, declared by the board of directors from funds legally available.

Preferred Stock and Warrants

For a more detailed description of our preferred stock and warrants, please see the discussion in Section 1.01 of this report. In addition to the 101,000,000 shares of common stock, we are authorized to issue 1,000,000 shares of preferred stock, with a par value of $0.001 per share. Shares of the preferred stock may be issued from time to time in one or more classes or series, each of which class or series shall have such distinctive designation or title as shall be fixed by the board of directors prior to the issuance any shares thereof.

The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock. Although the board of directors is required to make any determination to issue such stock based on its judgment as to the best interests of our stockholders, the board of directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The board of directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized preferred stock, unless otherwise required by law.

PART II

Market for our Common Stock

  Bid and ask quotations for our common stock appear on the NASD's over-the-counter Bulletin Board under the symbol “NRMG”. The high and low bid prices for our common stock as reported by Yahoo Finance on June 11, 2007 were: $0.015 and $0.015, and the quarterly high and low bid prices for our common stock over the last two years are given below. These over-the-counter market high ask and low bid quotations reflect inter-dealer prices, without retail mark-up, mark-down or commissions and may not necessarily represent actual transactions. As of June 11, 2007, our common stock was held by approximately 635 holders of record.

Closing Bids

	HIGH	LOW

2007

March 30, 2007	$0.011	$0.01
December 31, 2006	$0.017	$0.011

2006

September 30, 2006	$0.032	$0.005
June 30, 2006	$0.015	$0.01
March 31, 2006	$0.03	$0.01
December 31, 2005	$0.085	$0.006

2005

September 30, 2005	$0.06	$0.03
June 30, 2005	$0.06	$0.03
March 31, 2005	$0.06	$0.03
December 31, 2004	$0.06	$0.03

No cash dividends on outstanding common stock have been paid within the last two fiscal years and interim periods. The Company does not anticipate or intend upon paying cash dividends for the foreseeable future.

Penny Stock Regulations

The SEC has adopted regulations which generally define "penny stock" to be an equity security that has a market price of less than $5.00 per share. Our common stock, falls within the definition of penny stock and subject to rules that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000, or annual incomes exceeding $200,000 or $300,000, together with their spouse).

For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's prior written consent to the transaction. Additionally, for any transaction, other than exempt transactions, involving a penny stock, the rules require the delivery, prior to the transaction, of a risk disclosure document mandated by the SEC relating to the penny stock market. The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative, current quotations for the securities and, if the broker-dealer is the sole market-maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market. Finally, monthly statements must be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks. Consequently, the "penny stock" rules may restrict the ability of broker-dealers to sell the our Common Stock and may affect the ability of investors to sell their Common Stock in the secondary market.

Dividends

Our board of directors has not declared a dividend on our common stock during the last two fiscal years or the subsequent interim period and we do not anticipate the payments of dividends in the near future as we intend to reinvest our profits to grow operations. We rely on dividends from Sunway for our funds and PRC regulations may limit the amount of funds distributed to us from Sunway, which will affect our ability to declare any dividends. See "Description of Securities - Common Stock."

Where You Can Fine More Information

We have filed with the U.S. Securities and Exchange Commission (the “SEC”), reports, statements and other information as required under the Securities Exchange Act of 1934. These reports, statements and other information may be read and copied at the SEC's Public Reference Room at 100 F Street NE, Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room at 1-800-SEC-0330.

The SEC maintains a web site (http://www.sec.gov) that contains the registration statements, reports, proxy and information statements and other information regarding registrants that file electronically with the SEC such as us. You may access our SEC filings electronically at this SEC website. These SEC filings are also available to the public from commercial document retrieval services.

ITEM 3.02 UNREGISTERED SALE OF EQUITY SECURITIES

Please refer to Item 1.01 of this report for a description of securities sold, exchanged or transferred in the transactions described in this report. All of our stock sold in the transactions described in this report, including our common stock, Series A Preferred and Series B Preferred stock convertible into our common stock, and Series A, B, J, C, D and E Warrants to purchase our common stock, was sold, exchanged or transferred in a transaction that was not registered under the Securities Act, and in reliance on the exemption from registration provided by Rule 506 under the Securities Act.

ITEM 3.03 MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS.

The rights of our common stockholders have been affected by the issuance of our Series B Preferred stock. Specifically, holders of our Series B Preferred have rights to receive a distribution upon a liquidation of the Company that are senior to the rights of our common stockholders. In case of a liquidation of the Company, holders of our Series B Preferred are entitled to receive a liquidation distribution of $40.50 per share before our common stockholders receive any distribution at all. For more information about our Series B Preferred, please see Section 1.01 of this report.

Indemnification of Directors and Officers

Although Nevada law allows us to indemnify our directors, officers, employees, and agents, under certain circumstances, against attorney's fees and other expenses incurred by them in any litigation to which they become a party arising from their association with or activities on our behalf, and under certain circumstances to advance the expenses of such litigation upon securing their promise to repay us if it is ultimately determined that indemnification will not be allowed to an individual in that litigation, neither our articles of incorporation or bylaws impose an indemnity obligation upon us. In addition, we have not entered into any agreements under which we have assumed such an indemnity obligation.

ITEM 4.01. CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT.

On May 31, 2007, our board of directors approved the dismissal of Bagell Josephs Levine & Co. as our registered independent certified public accounting firm effective on June 11, 2007. At the same time, our board of directors appointed Samuel H. Wong & Co., LLP (“Wong & Co.”) as our new registered independent certified public accounting firm. Wong & Co. is located at Room 703, Nan Dao Commercial Building, 359-361 Queen’s Road Central, Hong Kong.

The reason for the change in accounting firm is that Sunway’s operating businesses have previously been audited by Wong & Co., and our new management elected to continue this existing relationship. There have been no disagreements with Bagell Josephs Levine during the previous two fiscal years or any subsequent interim period.

Bagell Josephs Levine’s audit opinions on the financial statements for the fiscal years ended September 30, 2005 and 2006 did not contain an adverse opinion or disclaimer of opinion, nor was either opinion qualified or modified as to uncertainty, audit scope or accounting principles, except that the reports of Bagell Josephs Levine for the fiscal years ended December 31, 2005 and 2006 indicated conditions which raised substantial doubt about the Company's ability to continue as a going concern.

ITEM 5.01 CHANGE IN CONTROL OF REGISTRANT

As a result of the Share Exchange, our directors and officers have changed. Our former officers Richard Astrom and Christopher Astrom have resigned, and our current officers are Liu Bo and David Wang. Half of our two-person board of directors has changed, because Christopher Astrom has resigned from our board of directors and Liu Bo has become a director. Ten days after the mailing of an information statement about the change in control of the Company, which we filed with the SEC on June 4, 2007, the other half of our two-person board of directors will change, because Richard Astrom’s resignation from the board will become effective, and Liang Deli will become a director.

For more information about the change of control of the Company, see the discussion of the Securities Purchase Agreement in Section 1.01 above.

ITEM 5.06 CHANGE IN SHELL COMPANY STATUS

As a result of the Share Exchange described in Items 1.01 and 2.01 of this report, on June 6, 2007, we ceased being a shell company as such term is defined in Rule 12b-2 under the Exchange Act. See the discussion of the Share Exchange in Section 1.01 of this report.

ITEM 8.01 OTHER EVENTS

On June 7, 2006, the Company issued a press release regarding the reverse merger transactions. A copy of the press release is attached as Exhibit 99.1 to this report.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial statements of business acquired.

(b) Pro forma financial information.

(c) Exhibits

NATIONAL REALTY AND MORTGAGE INC. AND SUBSIDIARIES
(FORMERLY NATIONAL RESIDENTIAL PROPERTIES, INC. AND SUBSIDIARIES)

INDEX TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

PAGE(S)

Condensed Consolidated Financial Statements:

Balance Sheets as of December 31, 2006 (Unaudited)	3

Statements of Operations for the Three Months Ended December 31, 2006 and 2005 (Unaudited)	4

Statements of Cash Flows for the Years Ended December 31, 2006 and 2005 (Unaudited)	5

Notes to Consolidated Financial Statements (Unaudited)	6-17

2

NATIONAL REALTY AND MORTGAGE INC. AND SUBSIDIARIES
(FORMERLY NATIONAL RESIDENTIAL PROPERTIES, INC. AND SUBSIDIARIES)
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)
DECEMBER 31, 2006

ASSETS

ASSETS
Cash and cash equivalents	$22,372

TOTAL ASSETS	$22,372

LIABILITIES AND STOCKHOLDERS' (DEFICIT)

LIABILITIES
Accounts payable and accrued expenses	$39,823
Notes payable- related party	21,817

Total Liabilities	61,640

STOCKHOLDERS' (DEFICIT)
Preferred Stock, $.001 Par Value; 1,000,000
shares authorized and 0 shares issued and outstanding	-
Common Stock, $.001 Par Value; 100,000,000 shares
authorized and 6,472,766 shares issued and outstanding	6,473
Common Stock Class A Voting, $.001 Par Value; 1,000,000
shares authorized and 666,667 shares issued and outstanding	667
Additional Paid-in Capital	8,076,883
Accumulated Deficit	(8,123,291)

Total Stockholders' (Deficit)	(39,268)

TOTAL LIABILITIES AND STOCKHOLDERS' (DEFICIT)	$22,372

The accompanying notes are an integral part of these consolidated financial statements.

3

NATIONAL REALTY AND MORTGAGE INC. AND SUBSIDIARIES
(FORMERLY NATIONAL RESIDENTIAL PROPERTIES, INC. AND SUBSIDIARIES)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005

OPERATING REVENUES
Revenue	$-	$-

COST OF SALES	-	-

GROSS PROFIT	-	-

OPERATING EXPENSES
Professional fees and compensation expenses	49,976	207,357
Real estate taxes and property maintenance	-	710
Office expenses	-	16,790
Miscellaneous	540	5,571
Depreciation and amortization	-	8,893
Total Operating Expenses	50,516	239,321

LOSS BEFORE OTHER INCOME	(50,516)	(239,321)

OTHER INCOME
Other income - expirartion of debebtures	199,402	-
Total Other Income	199,402	-

INCOME (LOSS) BEFORE PROVISION FOR INCOME TAXES	148,886	(239,321)
Provision for Income Taxes	-	-

NET INCOME (LOSS) APPLICABLE TO COMMON SHARES	$148,886	$(239,321)

NET INCOME (LOSS) PER BASIC AND DILUTED SHARES	$0.02	$(0.04)

WEIGHTED AVERAGE NUMBER OF COMMON
SHARES OUTSTANDING	6,472,766	6,462,895

The accompanying notes are an integral part of these consolidated financial statements.

4

NATIONAL REALTY AND MORTGAGE INC. AND SUBSIDIARIES
(FORMERLY NATIONAL RESIDENTIAL PROPERTIES, INC. AND SUBSIDIARIES)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
FOR THE THREE MONTHS ENDED DECEMBER 31, 2006 AND 2005

	2006	2005
CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$148,886	$(239,321)
Adjustments to reconcile net (loss) to net cash
(used in) operating activities:
Depreciation and amortization	-	8,893
Common stock issued for compensation	-	200,000
Expiration of debentures payable	(199,202)

Changes in assets and liabilities:
Increase in accounts payable and
and accrued expenses	-	23,901
Total adjustments	(199,202)	232,794

Net cash (used in) operating activities	(50,316)	(6,527)

CASH FLOWS FROM INVESTING ACTIVITIES
Decrease in mortgages and notes receivable	-	31,647

Net cash provided by investing activities	-	31,647

CASH FLOWS FROM FINANCING ACTIVITIES
Loans payable	21,031	-
Capital contribution by affliated party	49,976	-
Net cash provided by financing activities	71,007	-

NET INCREASE IN CASH
AND CASH EQUIVALENTS	20,691	25,120

CASH AND CASH EQUIVALENTS -
BEGINNING OF PERIOD	1,681	241,248

CASH AND CASH EQUIVALENTS - END OF PERIOD	$22,372	$266,368

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
INFORMATION:

CASH PAID DURING THE PERIOD FOR:
Interest expense	$-	$-

The accompanying notes are an integral part of these consolidated financial statements.

5

\
NATIONAL REALTY AND MORTGAGE INC. AND SUBSIDIARIES
(FORMERLY NATIONAL RESIDENTIAL PROPERTIES, INC. AND SUBSIDIARIES)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005 (UNAUDITED)
NOTE 1 -  ORGANIZATION AND BASIS OF PRESENTATION

The condensed consolidated unaudited interim financial statements included herein have been prepared, without audit, pursuant to the rules and regulations of the Securities and Exchange Commission. The condensed consolidated unaudited financial statements and notes are presented as permitted on Form 10-QSB and do not contain information included in the Company’s annual consolidated unaudited statements and notes. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted pursuant to such rules and regulations, although the Company believes that the disclosures are adequate to make the information presented not misleading. It is suggested that these condensed consolidated unaudited financial statements be read in conjunction with the September 30, 2006 audited consolidated financial statements and the accompanying notes thereto. While management believes the procedures followed in preparing these condensed consolidated financial statements are reasonable, the accuracy of the amounts are in some respects dependent upon the facts that will exist, and procedures that will be accomplished by the Company later in the year.

These condensed consolidated unaudited financial statements reflect all adjustments, including normal recurring adjustments which, in the opinion of management, are necessary to present fairly the consolidated operations, changes in permanent stockholders equity (deficit), changes in temporary equity and cash flows for the periods presented.

National Realty & Mortgage Inc. and Subsidiaries (Formerly National Residential Properties, Inc. and Subsidiaries) (the “Company”) was originally incorporated in the State of Nevada on October 18, 1971 under the name of Mister Las Vegas, Inc. On December 15, 1994, the Company merged with a privately owned company, National Rehab Properties, Inc., a Florida corporation formed on October 1, 1993. The surviving Nevada corporation changed its name to National Rehab Properties, Inc. and became authorized to conduct business in the State of Florida on August 17, 1995. On October 10, 2000, the Company changed its name to National Residential Properties, Inc.

The Company’s business was residential real estate development and building construction services. From 1993 to 1999 the Company’s business concentrated in investing in and revitalizing single family homes in established older residential neighborhoods in urban areas. The Company bought either single unit vacant properties and built single family homes or it bought abandoned homes and completed all renovations to the home followed by a sale of the home. During 1999, while retaining its efforts in the renovation of urban single family homes as one aspect of the business, the Company entered a second phase of business, the development, construction and ownership of multifamily housing projects.

6

NATIONAL REALTY AND MORTGAGE INC. AND SUBSIDIARIES
(FORMERLY NATIONAL RESIDENTIAL PROPERTIES, INC. AND SUBSIDIARIES)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
DECEMBER 31, 2006 AND 2005 (UNAUDITED)

NOTE 1 -  ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Beginning in the fiscal year ending September 30, 1999, the Company initiated a program of acquisition of properties suitable for development as multifamily housing or multiple unit single-family development tracts. Since 1999, the Company has purchased four tracts with the intention of building from 60 to 72 apartment units on each tract and one twenty acre citrus grove for single family home development. In April 2000, the Company acquired Encore Services, Inc. (“Encore Services”).

On May 4, 2001, the Company’s wholly-owned subsidiary, Connecticut Acquisition Corp. No. 1, (“Connecticut Acquisition”) entered into a joint venture to develop a parcel of land located in Hebron, Connecticut, (the “Hebron Parcel”) as a senior adult community pursuant to a land development agreement with Mr. Nathan Kahn and various entities controlled by Mr. Nathan Kahn. The objective of this development was to either sell developed lots to builders, or erect dwellings themselves.

Mr. Kahn’s entities had obtained options to purchase and develop other properties, and the Kahn entities advised that they would need additional funding to pay for the expenses in connection with the obtaining and maintenance of these options.

The land development agreement called for Connecticut Acquisition to fund the initial costs of acquisition and development, and, after deduction of expenses from gross revenues, profits would be divided 50-50 between the parties.

In contemplation of the financing of this project, on April 12, 2001, Connecticut Acquisition, obtained a loan from accredited investors evidenced by its 8% Series A Senior Subordinated Convertible Redeemable Debentures due April 13, 2003 (the “Connecticut Acquisition Debentures”), which were convertible from time to time into shares of Connecticut Acquisition’s Class A Common Stock. On May 8, 2001, following the acquisition of the Hebron Parcel, Connecticut Acquisition was merged into the Company. As a result, all rights and obligations of Connecticut Acquisition inured to the benefit of and became binding upon the Company. Pursuant to the merger, the Connecticut Acquisition Debentures were surrendered and canceled, and new debentures, identical to the Connecticut Acquisition Debentures, together with accompanying conversion rights into authorized but unissued shares of the Company’s common stock, par value $.001 per share (“NRES Common Stock”), were issued by the Company to the holders of the Connecticut Acquisition Debentures.

Pursuant to an agreement executed on December 26, 2001, made effective as of October 31, 2001 and a Statutory Warranty Deed- dated October 31, 2001, the Company sold to Senior Adult Lifestyle, Inc (“Senior Adult Lifestyle”) a related entity through common corporate officers, all of the rights, title and interest in (i) the Hebron Parcel; and (ii) contracts to purchase certain parcels of real property in

7

NATIONAL REALTY AND MORTGAGE INC. AND SUBSIDIARIES
(FORMERLY NATIONAL RESIDENTIAL PROPERTIES, INC. AND SUBSIDIARIES)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005 (UNAUDITED)

NOTE 1 -  ORGANIZATION AND BASIS OF PRESENTATION (CONTINUED)

Watertown, New Milford, Granby and East Windsor, Connecticut. As additional consideration for the conveyance to Senior Adult Lifestyle, the Company received on February 1, 2002, 20 million shares of common stock of Genesis Capital Corporation of Nevada (“Genesis”), the parent of Senior Adult Lifestyles. These shares were based on a value of $0.10 per share, the value the stock was trading for in December 2001, for an agreed consideration of $2 million. Should the value at the earlier of (a) the time the Company sells these shares or (b) the expiration of three years from the date of the conveyance fall below $2 million, Genesis will be required to issue to the Company, additional shares of Genesis Common Stock to make up the difference in value. The value of the Genesis Common Stock was $.009 ($180,000) on February 1, 2002.

On October 17, 2001, the Company’s other wholly-owned subsidiary, DC Power Products Acquisition Corp, (“DC Power”), obtained a loan from accredited investors evidenced by its 8% Series A Senior Subordinated Convertible Redeemable Debentures due October 17, 2003 (the “DC Power Debentures”), which were convertible from time to time into shares of DC Power’s common stock. DC Power was merged into the Company on November 1, 2001.

As a result, all rights and obligations inured to the benefit of and became binding upon the Company. Pursuant to the merger, the DC Power Debentures were surrendered and canceled, and new debentures, identical to the DC Power Debentures, together with accompanying conversion rights into authorized but unissued shares of NRES Common Stock, were issued by the Company to the holders of the DC Power Debentures.

In October 2003, the Company began lending money to individuals in the form of mortgage notes. The Company acts as a broker on some of these transactions and receives loan origination fees for its services.

In November 2005, the Company changed its name to National Realty & Mortgage Inc. The Company with its name change in fiscal year 2006 changed its trading symbol from NRES to NRMG.

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and all of its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation.

8

NATIONAL REALTY AND MORTGAGE INC. AND SUBSIDIARIES
(FORMERLY NATIONAL RESIDENTIAL PROPERTIES, INC. AND SUBSIDIARIES)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005 (UNAUDITED)

NOTE 2 -  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Revenue and Cost Recognition

Sales of real estate are generally recognized under the full accrual method. Under that method, gain is not recognized until the collectibility of the sales price is reasonably assured and the earnings process is virtually complete. When a sale does not meet the requirements for income recognition a gain is deferred until those requirements are met.

The Company recorded the sale of property to Genesis Capital Corporation of Nevada under the cost recovery method. When this method is used, no profit is recognized on the sales transaction until the cost of the property sold is recovered (See Note 1).

Acquisition and other direct costs, interest, and other indirect costs related to acquisition and development of lots are capitalized. Capitalized costs are allocated based on the relative sales value of each lot. The capitalized costs are charged to earnings when the relative revenue is recognized.

The Company follows SFAS 91, whereby loan origination fees are deferred and recognized over the life of the loan as an adjustment of yield (interest income).

Cash and Cash Equivalents

The Company considers all highly liquid debt instruments and other short-term investments with an initial maturity of three months or less to be cash equivalents.

The Company maintains cash and cash equivalent balances at several financial institutions, which are insured by the Federal Deposit Insurance Corporation up to $100,000.

9

NATIONAL REALTY AND MORTGAGE INC. AND SUBSIDIARIES
(FORMERLY NATIONAL RESIDENTIAL PROPERTIES, INC. AND SUBSIDIARIES)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005 (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income Taxes

The income tax benefit is computed on the pretax loss based on the current tax law. Deferred income taxes are recognized for the tax consequences in future years of differences between the tax basis of assets and liabilities and their financial reporting amounts at each year-end based on enacted tax laws and statutory tax rates.

Earnings (Loss) Per Share of Common Stock

Historical net income (loss) per common share is computed using the weighted average number of common shares outstanding. Diluted earnings per share (EPS) includes additional dilution from common stock equivalents, such as stock issuable pursuant to the exercise of stock options and warrants. Common stock equivalents were not included in the computation of diluted earnings per share when the Company reported a loss because to do so would be antidilutive for periods presented.

The following is a reconciliation of the computation for basic and diluted EPS:

	2006	2005

Net Income (Loss)	$148,886	$	(239,321)

Weighted-average common shares outstanding (Basic)	6,472,766		6,462,895

Weighted-average common stock equivalents:
Stock options	-		-
Warrants	-		-

Weighted-average common shares outstanding (Diluted)	6,472,766		6,462,895

There are no options and warrants outstanding to purchase stock at December 31, 2006 and 2005.

10

NATIONAL REALTY AND MORTGAGE INC. AND SUBSIDIARIES
(FORMERLY NATIONAL RESIDENTIAL PROPERTIES, INC. AND SUBSIDIARIES)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005 (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Fair Value of Financial Instruments

The carrying amount reported in the consolidated balance sheets for cash and cash equivalents, loans receivable, accounts payable and accrued expenses approximate fair value because of the immediate or short-term maturity of these financial instruments. The carrying amount reported for notes and mortgages payable approximates fair value because, in general, the fair value of the notes and mortgages payable is estimated based on interest rates for the same or similar debt offered to the Company having the same or similar remaining maturities and collateral requirements.

Loan Origination Fees

Represent fees in connection with obtaining mortgages on the various properties. The loan origination fees are being amortized straight-line over a two-year period. Amortization expense for the three months ended December 31, 2006 and 2005 is $0 and $3,263 respectively.

Recent Accounting Pronouncement

In December 2004, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 151, “Inventory Costs.” SFAS No. 151 requires abnormal amounts of inventory costs related to idle facility, freight handling and wasted material expenses to be recognized as current period charges. Additionally, SFAS No. 151 requires that allocation of fixed production overheads to the costs of conversion be based on the normal capacity of the production facilities. The standard is effective for fiscal years beginning after June 15, 2005. The adoption of SFAS No. 151 did not have a material impact on the Company’s financial position or results of operations.

In May 2005, the FASB issued SFAS No. 154, “Accounting Changes and Error Corrections.” SFAS No. 154 replaces Accounting Principles Board (“APB”) Opinion No. 20, “Accounting Changes” and SFAS No. 3, “Reporting Accounting Changes in Interim Financial Statements.” SFAS No. 154 requires retrospective application to prior periods’ financial statements of a voluntary change in accounting principle unless it is impracticable. APB No. 20 previously required that most voluntary changes in accounting principle be recognized by including the cumulative effect of changing to the new accounting principle in net income

11

NATIONAL REALTY AND MORTGAGE INC. AND SUBSIDIARIES
(FORMERLY NATIONAL RESIDENTIAL PROPERTIES, INC. AND SUBSIDIARIES)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005 (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncement (Continued)

in the period of the change. SFAS No. 154 is effective for accounting changes and corrections of errors made in fiscal years beginning after December 15, 2005. The adoption of SFAS No. 154 did not have a material impact on the Company’s financial position or results of operations.

In February 2006, the FASB issued SFAS No. 155, “Accounting for Certain Hybrid Financial Instruments, an amendment of FASB Statements No. 133 and 140.” SFAS No. 155 resolves issues addressed in SFAS No. 133 Implementation Issue No. D1, “Application of Statement 133 to Beneficial Interests in Securitized Financial Assets,” and permits fair value remeasurement for any hybrid financial instrument that contains an embedded derivative that otherwise would require bifurcation, clarifies which interest-only strips and principal-only strips are not subject to the requirements of SFAS No. 133, establishes a requirement to evaluate interests in securitized financial assets to identify interests that are freestanding derivatives or that are hybrid financial instruments that contain an embedded derivative requiring bifurcation, clarifies that concentrations of credit risk in the form of subordination are not embedded derivatives and amends SFAS No. 140 to eliminate the prohibition on a qualifying special-purpose entity from holding a derivative financial instrument that pertains to a beneficial interest other than another derivative financial instrument. SFAS No. 155 is effective for all financial instruments acquired or issued after the beginning of the first fiscal year that begins after September 15, 2006. The adoption of SFAS No. 155 did not have material impact on the Company’s financial position or results of operations.

In March 2006, the FASB issued SFAS No. 156, “Accounting for Servicing of Financial Assets, an amendment of FASB Statement No. 140.” SFAS No. 156 requires an entity to recognize a servicing asset or liability each time it undertakes an obligation to service a financial asset by entering into a servicing contract under a transfer of the servicer’s financial assets that meets the requirements for sale accounting, a transfer of the servicer’s financial assets to a qualified special-purpose entity in a guaranteed mortgage securitization in which the transferor retains all of the resulting securities and classifies them as either available-for-sale or trading securities in accordance with SFAS No. 115, “Accounting for Certain Investments in Debt and Equity Securities” and an acquisition or assumption of an obligation to service a financial asset that does not relate to financial assets of the servicer or its consolidated affiliates. Additionally, SFAS No. 156 requires all separately recognized servicing assets and servicing liabilities to be initially

12

NATIONAL REALTY AND MORTGAGE INC. AND SUBSIDIARIES
(FORMERLY NATIONAL RESIDENTIAL PROPERTIES, INC. AND SUBSIDIARIES)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005 (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncement (Continued)

measured at fair value, permits an entity to choose either the use of an amortization or fair value method for subsequent measurements, permits at initial adoption a one-time reclassification of available-for-sale securities to trading securities by entities with recognized servicing rights and requires separate presentation of servicing assets and liabilities subsequently measured at fair value and additional disclosures for all separately recognized servicing assets and liabilities. SFAS No. 156 is effective for transactions entered into after the beginning of the first fiscal year that begins after September 15, 2006. The adoption of SFAS No. 156 did not have material impact on the Company’s financial position or results of operations.

In September 2006, The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 157, "Fair Value Measurement" ("SFAS No. 157"). This standard provides guidance for using fair value to measure assets and liabilities. SFAS No. 157 applies whenever other standards require (or permit) assets or liabilities to be measured at fair value but does not expand the use of fair value in any new circumstances. Prior to SFAS No. 157, the methods for measuring fair value were diverse and inconsistent, especially for items that are not actively traded. The standard clarifies that for items that are not actively traded, such as certain kinds of derivatives, fair value should reflect the price in a transaction with a market participant, including an adjustment for risk, not just the company's mark-to-model value. SFAS No. 157 also requires expanded disclosure of the effect on earnings for items measured using unobservable data. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. The Company is currently evaluating the impact of this statement on its financial statements and expects to adopt SFAS No.157 on December 31, 2007.

In September 2006, the FASB issued SFAS No. 158, "Employers' Accounting for Defined Benefit Pension and Other Postretirement Plans -- An Amendment of FASB Statements No. 87, 88, 106, and 132R." This standard requires an employer to: (a) recognize in its statement of financial position an asset for a plan's overfunded status or a liability for a plan's underfunded status; (b) measure a plan's assets and its obligations that determine its funded status as of the end of the employer's fiscal year (with limited exceptions); and (c) recognize changes in the funded status of a defined benefit postretirement plan in the year in which the changes occur. Those changes will be reported in comprehensive income. The requirement to recognize the funded status of a benefit plan and the disclosure requirements are effective as of the end of the fiscal year ending after December 15, 2006.

13

NATIONAL REALTY AND MORTGAGE INC. AND SUBSIDIARIES
(FORMERLY NATIONAL RESIDENTIAL PROPERTIES, INC. AND SUBSIDIARIES)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005 (UNAUDITED)

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Recent Accounting Pronouncement (Continued)4

The requirement to measure plan assets and benefit obligations as of the date of the employer's fiscal year-end statement of financial position is effective for fiscal years ending after December 15, 2008. The Company is evaluating the impact of this statement on its financial statements and does not believe that it will have a material impact on the Company’s financial position or results of operations.

S ecurities Issued for Services

The Company accounts for common stock issued for compensation   services of Officers, Directors and employees   by reference to the fair market value of the Company’s stock on the date of stock issuance. Consulting services and commission expenses to non-employees are recorded at the fair market value of the Company’s stock on the date of stock issuance.

Reclassifications

Certain amounts for the year ended December 31, 2005 have been reclassified to conform with the presentation of the December 31, 2006 amounts. The reclassifications have no effect on the net income for the three months ended December 31, 2006 and 2005.

NOTE 3-  MORTGAGES RECEIVABLE AND OTHER

Amount represent due from individuals who purchased property from the Company and other various amounts due the Company. Amounts due at December 31, 2006 and 2005 were $0 and $5,835, respectively.
NOTE 4-  FIXED ASSETS

Fixed assets consist of the following at December 31, 2006 and 2005:

	2006	2005
Office equipment and other	$30,969	$30,969
Vehicles	-	31,509
	30,969	62,478
Less: accumulated depreciation	(30,969)	(43,310)

Total	$-	$19,168

Depreciation expense was $0 and $5,630 for the three months ended December 31, 2006 and 2005, respectively.

14

NATIONAL REALTY AND MORTGAGE INC. AND SUBSIDIARIES
(FORMERLY NATIONAL RESIDENTIAL PROPERTIES, INC. AND SUBSIDIARIES)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005 (UNAUDITED)

NOTE 5-  NOTES AND MORTGAGES PAYABLE

Notes and mortgages payable consist of the following at September 30, 2006 and 2005, respectively:

2006
Open credit line with a bank with interest at 8.50%
unsecured.	$786

Advance payable on demand to an officer at 6% interest
per annum.	21,031

Total	$21,817

The Company has a line of credit up to $50,000 available with the above institution expiring February 2008.

NOTE 6-  CONVERTIBLE DEBENTURES PAYABLE

The Company had convertible debentures outstanding at December 31, 2006 and 2005 in the amount of $199,202. These debentures accrued interest at 8% per annum. These debentures matured along with the related interest at November 2003. The debentures were convertible at the investors’ discretion pursuant to the convertible debenture agreement. As of September 30, 2005 these debentures were in default. The investors have not contacted the Company about new payment terms. The convertible debentures expired October 2006. The Company has written-off the remaining balance of the debenture of $199,202 during the quarter ended December 31, 2006. They have expired under Colorado State Law.

NOTE 7-  STOCKHOLDERS’ (DEFICIT)

On October 23, 2006 the Company’s Board of Directors unanimously approved the amendment of its capital structure to increase the authorized shares of capital stock to 102,000,000 shares, of which 100,000,000 shares will be classified as Common Stock, $.001 par value, 1,000,000 shares will be classified as Class A Common Stock, $.001 par value and 1,000,000 shares will be classified as Preferred Stock, $.001 par value.

As of December 31, 2006 and 2005, there were 1,000,000 shares authorized, and 0 shares issued and outstanding of the Company’s preferred stock with a par value of $.001.

15

NATIONAL REALTY AND MORTGAGE INC. AND SUBSIDIARIES
(FORMERLY NATIONAL RESIDENTIAL PROPERTIES, INC. AND SUBSIDIARIES)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005 (UNAUDITED)

NOTE 7-  STOCKHOLDERS’ (DEFICIT) (CONTINUED)

As of December 31, 2006 and 2005, there were 100,000,000 shares authorized, and 6,472,766 shares issued and outstanding of the Company’s common stock with a par value of $.001.

As of December 31, 2006 and 2005, there were 1,000,000 shares authorized 666,667 issued and outstanding of the Company’s Class A Voting common stock with a par value of $.001.

The Company has retroactively restated its shares to account for a 1:300 reverse stock split for both classes of common stock effective December 19, 2005.
NOTE 8-  INCOME TAXES

The net deferred tax assets in the accompanying consolidated balance sheets include the following components at December 31, 2006 and 2005.

	2006	2005
Deferred tax assets	$2,436,987	$2,515,705
Deferred tax valuation allowance	(2,436,987)	(2,515,705)

Net deferred tax assets	$-0-	$-0-

Due to the uncertainty of utilizing the approximate $8,123,291 and $8,385,683 in net operating losses, respectively, and recognizing the deferred tax assets, an offsetting valuation allowance has been established.

NOTE 9 -  GOING CONCERN

As shown in the accompanying financial statements, the Company incurred substantial net losses for the years ended September 30, 2006 and 2005. There is no guarantee that the Company will be able to generate enough revenue and/or raise enough capital to support those operations. This raises substantial doubt about the Company’s ability to continue as a going concern.

16

NATIONAL REALTY AND MORTGAGE INC. AND SUBSIDIARIES
(FORMERLY NATIONAL RESIDENTIAL PROPERTIES, INC. AND SUBSIDIARIES)
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (CONTINUED)
DECEMBER 31, 2006 AND 2005 (UNAUDITED)

NOTE 9 - GOING CONCERN (CONTINUED)

The Company’s future success is dependent upon its ability to achieve profitable operations, and generate enough revenue and/or raise capital to support those operations. There is no guarantee that the Company will be able to raise enough capital or generate enough revenues to sustain its operations.

Management believes they can raise the funds needed to support their business plan and acquire an operating, cash flow positive company.

The financial statements do not include any adjustments relating to the recoverability or classification of recorded assets and liabilities that might result should the Company be unable to continue as a going concern.

17

DAQING SUNWAY TECHNOLOGY CO., LIMITED

FINANCIAL STATEMENTS
MARCH 31, 2007 AND 2006
(Stated in US dollars)

DAQING SUNWAY TECHNOLOGY CO., LIMITED

Board of Directors and Stockholders
Daqing Sunway Technology Co., Limited

Independent Auditor’s Report

We have reviewed the accompanying interim balance sheet of Daqing Sunway Technology Co., Limited as of March 31, 2007 and the related statements of income, retained earnings, and cash flows for the three-month period then ended. These interim financial statements are the responsibility of the Company's management.

We conducted our review in accordance with the standards of the Public Company Accounting Oversight Board (United States). A review of interim financial statements consists principally of applying analytical procedures and making inquiries of persons responsible for financial and accounting matters. It is substantially less in scope than an audit conducted in accordance with the standards of the Public Company Accounting Oversight Board, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying interim financial statements for them to be in conformity with U.S. generally accepted accounting principles.

South San Francisco, California	Samuel H. Wong & Co., LLP
May 31, 2007	Certified Public Accountants

1

DAQING SUNWAY TECHNOLOGY CO., LIMITED

BALANCE SHEETS
AT MARCH 31, 2007 AND 2006
(Stated in US Dollars)

	Note	2007	2006
ASSETS
Current assets
Cash and cash equivalents		$2,089,994	$1,537,322
Short term investments	3	1,961,529	-
Accounts receivable	4	2,179,377	1,162,203
Travel advances to director	5	14,815	274,176
Advances to employee		431,214	269,888
Inventories	6	496,357	694,883
Advances to suppliers		758,067	131,320
Tender deposits		27,847	77,628
Prepaid expenses and other deposits		4,586	-

Total current assets		$7,963,786	$4,147,420
Property, plant and equipment, net	7	4,499,574	3,435,265
Intangibles	8	1,163,030	1,145,013

TOTAL ASSETS		$13,626,390	$8,727,698

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Short term bank loan	9	$193,776	$-
Accounts payable		48,582	99,070
Expected warranty expenses		24,769	-
Taxes payable	10	542,706	324,922
Government loans	11	-	261,350
Customers’ deposits		60,307	519,538
Accrued liabilities		210,896	164,615

Total current liabilities		$1,081,036	$1,369,495

TOTAL LIABILITIES		$1,081,036	$1,369,495

See accompanying notes to financial statements

2

DAQING SUNWAY TECHNOLOGY CO., LIMITED

BALANCE SHEETS (Continued)
AT MARCH 31, 2007 AND 2006
(Stated in US Dollars)

	Note	2007	2006

STOCKHOLDERS’ EQUITY
Common stock	12	$4,223,635	$4,223,635
Statutory reserves	15	1,124,073	451,906
Retained earnings		6,031,711	2,521,122
Accumulated other comprehensive income		1,165,935	161,540

		$12,545,354	$7,358,203

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$13,626,390	$8,727,698

See accompanying notes to financial statements

3

DAQING SUNWAY TECHNOLOGY CO., LIMITED

STATEMENTS OF INCOME
FOR THE YEARS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

		2007	2006
	Note

Sales (net of discounts and returns and allowances)		$2,467,228	$1,996,072
Cost of sales		(644,247)	(486,819)

Gross profit		1,822,981	1,509,253

Selling expenses		(13,580)	(6,745)
General and administrative expenses		(387,391)	(273,172)

Income from continuing operations		$1,422,010	1,229,336

Interest (expenses)/income, net		(1,705)	733

Income before taxation		$1,420,305	$1,230,069

Income tax	13	(233,274)	(196,241)

Net income		$1,187,031	$1,033,828

See accompanying notes to financial statements

4

DAQING SUNWAY TECHNOLOGY CO., LIMITED

STATEMENTS OF STOCKHOLDERS’ EQUITY
FOR THE YEARS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

				Accumulated
				other
	Common	Statutory	Retained	comprehensive
	stock	reserves	earnings	income	Total

Balance, January 1, 2006	$4,223,635	$451,906	$1,487,294	$128,976	$6,291,811
Net income			1,033,828		1,033,828
Foreign currency translation
Adjustment				32,564	32,564

Balance, March 31, 2006	$4,223,635	$451,906	$2,521,122	$161,540	$7,358,203

Balance, January 1, 2007	$4,223,635	$1,124,073	$4,844,680	$843,205	$11,035,593
Net income			1,187,031		1,187,031
Unrealized Gain/(Loss) on
Investment				246,153	246,153
Foreign currency translation
adjustment				76,577	76,577

Balance, March 31, 2007	$4,223,635	$1,124,073	$6,031,711	$1,165,935	$12,545,354

See accompanying notes to financial statements

5

DAQING SUNWAY TECHNOLOGY CO., LIMITED

STATEMENTS OF CASH FLOWS
FOR THE YEARS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

	2007	2006
Cash flows from operating activities
Net income	$1,187,031	$1,033,828
Depreciation	227,562	144,712
Amortization	41,869	45,976
Change in operating assets and liabilities
Accounts receivable	(694,156)	(304,766)
Inventories	(115,467)	(124,061)
Prepaid expenses and other current assets	(493,761)	(160,616)
Accounts payable	(31,364)	(285,135)
Tax payables	177,708	176,951
Accruals and other liabilities	57,797	485,903
Net cash provided by operating activities	$357,219	$1,012,792

Cash flows from investing activities
Sales/(Purchases) of fixed assets	33,645	(369,795)
Net cash used in investing activities	$33,645	$(369,795)

Cash flows from financing activities
Short term bank borrowings	-	(260,681)
Net cash used in financing activities	$-	$(260,681)

Net in cash and cash equivalents sourced/(used)	390,864	382,316
Effect of foreign currency translation on cash and
cash equivalents	(49,918)	(33,319)
Cash and cash equivalents - beginning of year	1,749,048	1,188,325
Cash and cash equivalents - end of year	$2,089,994	$1,537,322

Supplementary cash flow information:
Interest received	$1,457	$2,111
Interest paid	3,040	1,251

See accompanying notes to financial statements

6

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Daqing Sunway Technology Co., Ltd (the Company) was established in the People’s Republic of China (the PRC) as a limited company on June 30, 2000 with a registered capital of RMB 35,000,000. The Company operates in its self-owned two-story building facility with an area of 26,522 square meters, located at Daqing Hi-Tech Industry Development Zone Daqing, Heilongjiang in the People’s Republic of China, Postal Code 163316.

The Company is principally engaging in the manufacturing of the medical equipments - pneumatic tube system for hospital use. The Company is also developing a new product; namely, the Medicine Dispensation and Packing System, and it will be soon released to the market. The Company serves hospitals locally and nationally, covering all provinces and cities within the PRC.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(a)	Method of Accounting

The Company maintains its general ledger and journals with the accrual method accounting for financial reporting purposes. The financial statements and notes are representations of management. Accounting policies adopted by the Company conform to generally accepted accounting principles in the United States of America and have been consistently applied in the presentation of financial statements, which are compiled on the accrual basis of accounting.

(b)	Use of estimates

The preparation of the financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Management makes these estimates using the best information available at the time the estimates are made; however actual results could differ materially from those estimates.

7

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(c)	Economic and political risks

The Company’s operations are conducted in the PRC. Accordingly, the Company’s business, financial condition and results of operations may be influenced by the political, economic and legal environment in the PRC, and by the general state of the PRC economy.

The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment and foreign currency exchange. The Company’s results may be adversely affected by changes in the political and social conditions in the PRC, and by changes in governmental policies with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

(d)	Intangibles

Intangibles are stated at cost less accumulated amortisation. Amortisation is provided over the respective useful lives, using the straight-line method. Estimated useful lives of the intangibles are as follows:

Land use rights	45 years

(e)	Property, plant and equipment

Plant and equipment are carried at cost less accumulated depreciation. Depreciation is provided over their estimated useful lives, using the straight-line method. Estimated useful lives of the plant and equipment are as follows:

Buildings	20 years
Machinery and equipment	6 years
Software systems	3 years
Molds, Dies, & Castings	6 years
Office equipment and motor vehicles	10 years

The cost and related accumulated depreciation of assets sold or otherwise retired are eliminated from the accounts and any gain or loss is included in the statement of income. The cost of maintenance and repairs is charged to income as incurred, whereas significant renewals and betterments are capitalized.

8

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(f)	Accounting for Software Systems

The Company adopts FASB No. 86 for accounting of software systems, in that all expenditures incurred from start-up to completion of feasibility are expensed; development costs, after the feasibility study through system completion, are capitalized, and are depreciated over a useful life of three years. Expenditures incurred after completion are expensed as repairs and maintenance.

(g)	Accounting for the Impairment of Long-Lived Assets

The long-lived assets held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of assets may not be recoverable. It is reasonably possible that these assets could become impaired as a result of technology or other industry changes. Determination of recoverability of assets to be held and used is by comparing the carrying amount of an asset to future net undiscounted cash flows to be generated by the assets.

If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

During the reporting years, there was no impairment loss.

(h)	Inventories

Inventories consisting of raw materials, and finished goods are stated at the lower of cost or market value. Finished goods are comprised of direct materials, direct labor and an appropriate proportion of overhead.

(i)	Trade receivables

Trade receivables are recognized and carried at the original invoice amount less allowance for any uncollectible amounts. An estimate for doubtful accounts is made when collection of the full amount is no longer probable. Bad debts are written off as incurred.

General provision for doubtful debt included in general and administrative expenses were nil and nil for the three months ended March 31, 2007 and 2006, respectively.

(j)	Cash and cash equivalents

The Company considers all highly liquid investments purchased with original maturities of three months or less to be cash equivalents. The Company maintains bank accounts only in the PRC. The Company does not maintain any bank accounts in the United States of America.
	2007	2006
Bank of Communications, Branch of Daqing
City Economic Zone	1,935,792	1,514,912
Daqing City Commercial Bank	102,056	-

9

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(k)	Foreign currency translation

The accompanying financial statements are presented in United States dollars. The functional currency of the Company is the Renminbi (RMB). The financial statements are translated into United States dollars from RMB at year-end exchange rates as to assets and liabilities and average exchange rates as to revenues and expenses. Capital accounts are translated at their historical exchange rates when the capital transactions occurred.

	March 31,	March 31,
	2007	2006
Three months ended RMB : US$ exchange rate	7.7409	8.0352
Average 3 months ended RMB : US$ exchange rate	7.7714	8.0558

The RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into US$ at the rates used in translation.

(l)	Revenue recognition

Revenue represents the invoiced value of goods sold recognized upon the delivery of goods to customers. Revenue is recognized when all of the following criteria are met:
•	Persuasive evidence of an arrangement exists;
•	Delivery has occurred or services have been rendered, and;
•	The seller’s price to the buyer is fixed or determinable.

Contract revenues are recognized when the manufacturing and installation of the medical equipments is completed. Generally, the company receives total contract sum from clients in 3 installments. Deposit of 30% is received from client when the contract is signed. Second payment of 30% is received when the project commenced. The final sum of the remaining portion is received after the construction is completed within 4 months.

(m)	Operating lease rental

Operating lease rental payment which is the temporary rental for the office of representatives in Hangzhou, included in general and administrative expenses were $10,294 and nil for the three months ended March 31, 2007 and 2006, respectively.

(n)	Advertising

The Company expensed all advertising costs as incurred. Advertising expenses included in selling expenses were $5,996 and $2 for the three months ended March 31, 2007 and 2006, respectively.

10

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(o)	Shipping and handling

All shipping and handling are expensed as incurred. Shipping and handling expenses included in selling expenses were $4,267 and $6,743 for the three months ended March 31, 2007 and 2006, respectively.

(p)	Research and development

All research and development costs are expensed as incurred. Research and development costs included in general and administrative expenses were $2,520 and $50,459 for the three months ended March 31, 2007 and 2006.

(q)	Retirement benefits

Retirement benefits in the form of contributions under defined contribution retirement plans to the relevant authorities are charged to the statement of income as incurred. The retirement benefit expenses included in general and administrative expenses were $13,576 and $2,711 for the three months ended March 31, 2007 and 2006, respectively.

(r)	Income taxes

The Company accounts for income tax using an asset and liability approach and allows for recognition of deferred tax benefits in future years. Under the asset and liability approach, deferred taxes are provided for the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. A valuation allowance is provided for deferred tax assets if it is more likely than not these items will either expire before the Company is able to realize their benefits, or that future realization is uncertain.

The Company is operating in the PRC, and in accordance with the relevant tax laws and regulations of PRC, the corporation income tax rate is 33%. However, the Company is a high technology company, and in accordance with the relevant regulations regarding the favorable tax treatment for high technology companies, the Company is entitled to a reduced tax rate of 15% as long as the company located and registered in the high and advance technology development zone.

(s)	Statutory reserves

Statutory reserves refer to the amount appropriated from the net income in accordance with laws or regulations, which can be used to recover losses and increase capital, as approved, and are to be used to expand production or operations.

11

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONT’D)

(t)	Comprehensive income

Comprehensive income is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, all items that are required to be recognized under current accounting standards as components of comprehensive income are required to be reported in a financial statement that is presented with the same prominence as other financial statements. The Company’s current component of other comprehensive income is the foreign currency translation adjustment and the unrealised gain on investment held for resale.

(u)	Recent accounting pronouncements

In May 2006, the FASB issued a SFAS 154, “Accounting Changes and Error Corrections” to replace APB Opinion No. 20, “Accounting Changes” and SFAS 3, “Reporting Accounting Changes in Interim Financial Statements” requiring retrospective application to prior periods financial statements of changes in accounting principle, unless it is impracticable to determine either the period-specific effects or the cumulative effect of the change.  When it is impracticable to determine the period-specific effects of an accounting change on one or more individual prior periods presented, SFAS 154 requires the new accounting principle be applied to the balances of assets and liabilities as of the beginning of the earliest period for which retrospective application is practicable and that a corresponding adjustment be made to the opening balance of retained earnings (or other appropriate components of equity or net assets in the statement of financial position) for that period rather than being reported in an income statement.  When it is impracticable to determine the cumulative effect of applying a change in accounting principle to all prior periods, SFAS 154 requires that the new accounting principle be applied as if it were adopted prospectively from the earliest date practicable.  The effective date for this statement is for accounting changes and corrections of errors made in fiscal year beginning after December 15, 2006.

The Company does not anticipate that the adoption of this standard will have a material impact on these financial statements.
12

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

3.	SHORT-TERM INVESTMENTS

On October 22, 2006, the Company invested in Bank of Communication Growth Fund (PRC) at a cost of $1,279,181 (RMB 10,000,000). The market value of this investment increased to $1,961,529 (RMB 15,184,000) as of March 31, 2007.

The appreciation in value of $682,348 (RMB 5,184,000) was recorded as “Unrealized Investment Gain” and included in the Stockholders’ Equity.

4.	ACCOUNTS RECEIVABLE

	2007	2006

Total Accounts Receivable	$2,186,827	$1,166,508
Less: Allowance for Bad Debts	(7,450)	(4,305)
	$2,179,377	$1,162,203

All of the above accounts receivable are due within one year of aging.

5.	TRAVEL ADVANCES TO DIRECTORS

Travel advances were made to Directors to enable their execution of operational duties such as marketing and sales promotion. The following table provides an analysis of the outstanding accounts.

	2007	2006

Bo Liu	$3,364	$271,648
Qichai Zhao	661	-
Weishan Sun	10,789	2,528
	$14,814	$274,176

6.	INVENTORIES

	2007	2006

Finished goods	$347,303	$113,627
Raw materials	149,054	581,256
	$496,357	$694,883

13

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

7.	PROPERTY, PLANT AND EQUIPMENT, NET

	2007	2006
At cost
Building	$1,281,606	$1,143,728
Machinery and equipment	913,599	1,117,978
Molds, Dies, & Castings	2,706,404	833,831
Computer software	1,421,023	1,368,977
Office equipment and motor vehicles	56,584	166,239
	$6,379,216	$4,630,753

Less: accumulated depreciation	(1,879,642)	(1,195,488)
	$4,499,574	$3,435,265

Depreciation expense included in the cost of sales for the three months ended 2007 was $145,200 (2006: $38,175), and included in the general and administrative expenses for the three month ended 2007 was $82,362 (2006: $106,537).

8.	INTANGIBLES

	2007	2006

Land use rights	$1,163,030	$1,145,013

Patent of the Pneumatic Tube System has been registered with the PRC government under Serial No. 264-2004 2005 with a registration fee of $347 (RMB 2,800) which was expensed in 2003. This amount was immaterial for capitalization.

The company acquired the rights to use a parcel of land totaling 26,522 square meters, for a consideration of US$1,149,788 (RMB 9,282,700), located at Daqing Hi-Tech Industry Development Zone, Daqing, Heilongjiang in the People’s Republic of China 163316 for a term of 46 years from September 16, 2005 to June 13, 2052. The land has been used to build the Company’s facility.

Amortization expense included in the general and administrative expenses for the three months ended 2007 and 2006 was $41,869 and $45,976 respectively.

14

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

9.	SHORT TERM BANK LOANS

The Company was granted a loan of $383,754 (RMB 3,000,000) on April 28, 2006 for a term from April 28, 2006 to November 30, 2007 at an interest rate of 5.76% per annum to be secured by a mortgage of the Company’s real property being the office facility as registered under property permit reference number NA216750.

The loan agreement stipulated a repayment of $191,877 (RMB 1,500,000) on December 21, 2006; therefore, the loan balance outstanding at March 31, 2007 amounted to $191,877 (RMB 1,500,000).

10.	TAXES PAYABLE

	2007	2006

Sales tax	$288,331	$119,551
City development tax	20,183	8,369
Income tax	234,192	197,002
	$542,706	$324,922

11.	GOVERNMENT LOANS

	2007	2006

Government loans	$-	$261,350

Government loans are granted from government authorities for general business purposes to the company involving in high and advance technology development. Once the loans are approved and granted, they are interest free. The loans are being fully repaid in 2006.

12.	COMMON STOCK

The Company has a registered capital of $4,223,635 (RMB 35,000,000).

As of March 31, 2007 and 2006, capital contributions paid-up amounted to $4,223,635.

The Company had eight shareholders in 2005 and six shareholders in 2006 amongst whom Mr. Bo Liu was the majority shareholder, holding 66% and 70.39%, respectively, after the shareholders entered into an equity transfer agreement in October 2006.

15

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

13.	INCOME TAXES

The following table accounts for the differences between the actual tax provision (15%) and the amounts obtained by applying the relevant applicable corporation income tax rate (33%) to income before tax for the three months ended March 31, 2007: -

	2007	2006

Income before tax	$1,420,305	$1,230,069

Tax at the domestic income tax rate	$468,701	$405,923
Effect of tax exemption granted	(235,427)	(209,682)

Current income tax expense	$233,274	$196,241

14.  STATUTORY RESERVE COMMITMENTS

In light of PRC laws to appropriate to the reserve up to 50% of the enterprise’s capital, the Company had future unfunded commitments, as determined below: -

	2007	2006
Common Stock Capital $4,223,635
- 50% ceiling limit	$2,111,818	$2,111,818
Less: Reserve provided	1,124,073	451,906
	$987,745	1,659,912

16

DAQING SUNWAY TECHNOLOGY CO., LIMITED
NOTES TO FINANCIAL STATEMENTS
FOR THE YEARS ENDED MARCH 31, 2007 AND 2006
(Stated in US Dollars)

15.	BUSINESS AND GEOGRAPHICAL SEGMENTS

The Company has contracted with customers usually in two business segments altogether, one is workstation type A and another one is workstation type B. Two types of workstation are of same function but with different product design.

2007	Workstation	Workstation
	Type A	Type B	Total

Turnover	$1,067,194	$1,400,034	$2,467,228

Cost of sales	(265,334)	(378,913)	(644,247)

Segment result	$801,860	$1,021,121	$1,822,981

2006	Workstation	Workstation
	Type A	Type B	Total

Turnover	$1,482,158	$513,914	$1,996,072

Cost of sales	(336,779)	(150,040)	(486,819)

Segment result	$1,145,379	$363,874	$1,509,253

The company’s operations are located in the PRC. All revenue is from customers in the PRC. All of the company’s assets are located in the PRC. Sales of workstations are carried out in the PRC. Accordingly, no analysis of the Group's sales and assets by geographical market is presented.

17

INDEX TO EXHIBITS

Exhibit No. Description of Exhibit

3.1	Articles of Incorporation, as amended and corrected.

3.2	Bylaws.*

3.3	Specimen of Common Stock certificate.

3.4	Certificate of Designations authorizing the Series A Convertible Preferred Stock.

3.5	Certificate of Designations authorizing the Series B Convertible Preferred Stock.

4.1	Series B Stock Purchase Agreement, dated as of June 5, 2007, by and among the Company, Vision Opportunity Master Fund, Ltd. and each of the other investors party thereto.

4.2	Registration Rights Agreement, dated as of June 5, 2007, by and between the Company and Vision Opportunity Master Fund, Ltd.

4.3	Lock-Up Agreement, dated as of June 5, 2007, by and among the Company and Rise Elite.

4.4	Form of Series A Warrant

4.5	Form of Series B Warrant

4.6	Form of Series C Warrant

4.7	Form of Series D Warrant

4.8	Form of Series J Warrant

4.9	Form of Series E Warrant issued to Kuhns Brothers

10.1	Share Exchange Agreement, dated as of June 5, 2007, by and between the Company, Rise Elite and World Through Limited.

10.2	Stock Purchase Agreement, dated as of June 5, 2007, by and between the Company, Vision Opportunity Master Fund and Columbia China.

10.4	Engagement Letter Agreement, dated September 1, 2006, by and between Daqing Sunway Group and Kuhns Brothers, Inc.

10.5	Form of Securities Escrow Agreement, dated June 5, 2007, by and between the Company, Vision Opportunity Master Fund, Ltd., Rise Elite and Loeb and Loeb LLP.

21.1	List of Subsidiaries

99.1	Press Release of the Company issued on June 7, 2007.

* Incorporated by reference to Exhibit 3.2.f our registration statement on Form SB-2 filed withthe SEC on October 27, 1999.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 12, 2007

National Realty and Mortgage, Inc.

/s/ Bo Liu
President and Chief Executive Officer